UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Trinity Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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TRINITY INDUSTRIES
EXCESS HEIGHT CAR
TILX 6755
TILX
6755

2023 PROXY STATEMENT

TRINITY INDUSTRIES

14221 N. Dallas Parkway, Suite 1100 Dallas, Texas 75254 www.trin.net
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME	PLACE	RECORD DATE

Monday, May 8, 2023, at 8:30 a.m., Central Daylight Time	Will be held at 30283 220th Street Shell Rock, Iowa 50670	All stockholders of record at the close of business on March 14, 2023, are entitled to vote

Items of Business

At the meeting, the stockholders will act on the following matters:
01	Election of the eight nominees named in the attached proxy statement as directors;
02	Approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan;
03	Advisory vote on named executive officer compensation;
04	Advisory vote on the frequency of advisory votes on executive compensation;
05	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
06	Any other matters that may properly come before the meeting.
All stockholders of record at the close of business on March 14, 2023, are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.
Your vote is important! Please vote as promptly as possible by using the internet, by telephone or, if you have requested a printed version of these materials, by signing, dating, and returning the printed proxy card to the address listed on the card.
By Order of the Board of Directors,

Jared S. Richardson
Vice President and Secretary
March 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 8, 2023:
This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2022, are available for viewing, printing, and downloading at www.proxyvote.com.
"Delivering Goods for the Good of All"

PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders

DATE & TIME May 8, 2023 8:30 a.m. Central Daylight Time PLACE 30283 220th Street Shell Rock, Iowa 50670 RECORD DATE March 14, 2023
	ONLINE	BY MAIL

	You can vote online at www.proxyvote.com.	Mark, sign and date your proxy card and return to 51 Mercedes Way, Edgewood, NY 11717

	BY PHONE	IN PERSON

Stockholders as of the record date are entitled to vote	You can vote by phone at 1-800-690-6903.	You can vote in person at 30283 220th Street Shell Rock, Iowa 50670

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page

01	Election of Directors	FOR each nominee	18
02	Approval of the Fifth Amended and Restated Trinity Industries Stock Option and Incentive Plan	FOR	25
03	Advisory vote to approve named executive officer compensation	FOR	36
04	Advisory vote on the frequency of advisory votes on executive compensation	ONE YEAR	37
05	Ratification of Ernst & Young LLP as independent auditors for 2023	FOR	38

Trinity Industries, Inc.	1	2023 Proxy Statement

Proxy Statement Summary	TABLE OF CONTENTS
2022 Business Highlights

$1.02	$154M	M&A
Reported earnings per share of $1.02; adjusted earnings per share of $0.94(1)	Returned to stockholders in share repurchases and dividends	Completed acquisitions of Quasar Platform, Inc. and Holden America

$3.9B	$2.0B	50.5%
New railcar backlog as of December 31, 2022	Full year total company revenues	Total stockholder return for 2020-2022

(1) excludes $0.08 per share of adjustments made to better reflect the Company's core operating performance; see Appendix B for reconciliation of non-GAAP measures
Director Nominees
The following table provides summary information about each nominee for director. Each director is elected annually by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees

E. Jean Savage	59	2018	Chief Executive Officer and President, Trinity Industries, Inc.	None
William P. Ainsworth	66	2021	Retired Group President of Energy and Transportation, Caterpillar, Inc.	Finance and Governance
Robert C. Biesterfeld Jr.	47	2022	Former Chief Executive Officer and President, C. H. Robinson Worldwide, Inc.	Finance and HR
John J. Diez	52	2018	Executive Vice President and Chief Financial Officer, Ryder System, Inc.	Audit, Governance, and HR
Leldon E. Echols	67	2007	Non-Executive Chairman, Trinity Industries, Inc.	Audit, Finance, Governance, and HR
Veena M. Lakkundi	54	2022	Senior Vice President, Strategy & Corporate Development, Rockwell Automation, Inc.	Audit and Governance
S. Todd Maclin	66	2020	Retired Chairman, Chase Commercial and Consumer Banking, JPMorgan Chase & Co.	Finance and HR
Dunia A. Shive	62	2014	Former Chief Executive Officer and President, Belo Corp.	Audit, Governance, and Finance

Trinity Industries, Inc.	2	2023 Proxy Statement

Proxy Statement Summary	TABLE OF CONTENTS
Diversity of Director Nominees
The following graphics and table provide information regarding the diversity of the members of the Board standing for election at the Annual Meeting.

	Ethnicity/Race			Gender
Director	Caucasian/White	Hispanic/Latino	Other	Female	Male

William P. Ainsworth	*				*
Robert C. Biesterfeld Jr.	*				*
John J. Diez		*			*
Leldon E. Echols	*				*
Veena M. Lakkundi			*	*
S. Todd Maclin	*				*
E. Jean Savage	*			*
Dunia A. Shive			*	*

Trinity Industries, Inc.	3	2023 Proxy Statement

14221 N. Dallas Parkway, Suite 1100 Dallas, Texas 75254 www.trin.net
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 8, 2023
This Proxy Statement is being provided to the stockholders of Trinity Industries, Inc. (the “Company”) in connection with the solicitation of proxies by the Company's Board of Directors to be voted at the Annual Meeting of Stockholders to be held at 30283 220th Street, Shell Rock, Iowa, on Monday, May 8, 2023, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 14221 N. Dallas Parkway, Suite 1100, Dallas, Texas 75254.
To both save money and protect the environment, the Company has elected to provide access to its proxy materials and Annual Report to Stockholders for the fiscal year ended December 31, 2022 (“2022 Annual Report”) on the internet, instead of mailing the full set of printed proxy materials, in accordance with the rules of the Securities and Exchange Commission (“SEC”) for the electronic distribution of proxy materials. Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first released or mailed to stockholders on or about March 28, 2023. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Notice instructs you how to obtain and review all of the important information contained in the Proxy Statement and 2022 Annual Report. The Notice also instructs you how to submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.
All stockholders of record can vote by telephone using the toll-free telephone number on the Notice or proxy card, or via the internet at www.proxyvote.com, and using the procedures and instructions described on the Notice or proxy card. You will need the 16-digit control number provided in your proxy materials. If you are a stockholder of record and receive a Notice card, you may request a written proxy card by following the instructions included in the Notice. To vote your proxy by mail using a written proxy card, mark your vote on the proxy card, then follow the instructions on the card. You may vote in person by attending the meeting.
The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares: (i) FOR election of the eight nominees for directors as set forth in this Proxy Statement, (ii) FOR approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan, (iii) FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, (iv) for approval, on an advisory basis, of the ONE YEAR frequency of advisory votes on executive compensation, and (v) FOR ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31,

Trinity Industries, Inc.	4	2023 Proxy Statement

Proxy Statement for Annual Meeting of Stockholders	TABLE OF CONTENTS
2023. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation addressed to the Corporate Secretary, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.
The cost of soliciting proxies will be borne by the Company. In addition to the use of postal services or the internet, proxies may be solicited by directors, officers, and regular employees of the Company (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone. The Company has hired Georgeson, Inc. to assist in the solicitation of proxies at an estimated cost of $14,500 plus expenses.
The outstanding voting securities of the Company consist of shares of common stock, $0.01 par value per share (“Common Stock”). The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 14, 2023. At that date, there were outstanding and entitled to vote 81,149,139 shares of Common Stock.
The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

Trinity Industries, Inc.	5	2023 Proxy Statement

Proxy Statement for Annual Meeting of Stockholders	TABLE OF CONTENTS

Item	Description	Votes Required for Approval	Effect of Abstention

01	Election of Directors	Affirmative vote of a majority of the votes cast for the election of directors at the Annual Meeting	An incumbent director nominee who receives a greater number of votes “against” than “for” is required to tender his or her resignation, which will be accepted or rejected by the Board as more fully described in “Election of Directors.” An abstention will not count as a vote cast and therefore will not affect the outcome of the vote.

02	Approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	Affirmative vote of a majority of votes cast on the proposal	An abstention will not count as a vote cast and therefore will not affect the outcome of the vote.

03	Advisory vote to approve named executive officer compensation	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	An abstention will effectively count as a vote cast against this proposal.

04	Advisory vote to approve the frequency of advisory votes on executive compensation	Plurality of the shares present in person or represented by proxy and entitled to vote at the meeting selecting one, two, or three years	An abstention will have no effect on the vote since the vote is the plurality of shares present in person or represented by proxy and entitled to vote at the meeting selecting one, two, or three years.

05	Ratification of Ernst & Young LLP as independent auditors for 2023	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter	An abstention will effectively count as a vote cast against this proposal.
Votes may be cast for or against all of the director nominees, or any of them individually. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as votes not cast or as shares not entitled to vote with respect to that matter and will not affect the outcome of the vote. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on at least one matter.

Trinity Industries, Inc.	6	2023 Proxy Statement

CORPORATE GOVERNANCE

The business affairs of the Company are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the Chief Executive Officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls. The Board of Directors includes an independent Chairman and diverse and independent Board members who help ensure the Company's business strategies and programs are aligned with stakeholder interests.
The Board first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2020. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller, as well as the Board. The Company intends to post any amendments or waivers for its Code of Business Conduct and Ethics to the Company's website at www.trin.net to the extent applicable to an executive officer, principal accounting officer, controller, or director of the Company. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations — Governance — Governance Documents.”
The directors hold regular and special meetings and spend such time on the affairs of the Company as their duties require. During 2022, the Board of Directors held six meetings. The Board meets regularly in non-management executive sessions. The Board has elected Leldon E. Echols as non-executive Chairman of the Board. In this role, Mr. Echols chairs the non-management executive sessions. In 2022, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each director is expected to attend the Annual Meeting. Seven of the eight directors then serving were in attendance at the 2022 Annual Meeting.
Independence of Directors
The Board of Directors makes all determinations with respect to director independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations promulgated by the SEC. In addition, the Board of Directors established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on the Company’s website at www.trin.net under the heading “Investor Relations — Governance — Governance Documents — Categorical Standards of Director Independence.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis.

Trinity Industries, Inc.	7	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS
The Board undertook its annual review of director independence and considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations together with the Independence Guidelines. In making such determinations, the Board, among other things, considered the transactions described below.
As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: William P. Ainsworth, Robert C. Biesterfeld Jr., John J. Diez, Leldon E. Echols, Tyrone M. Jordan, Veena M. Lakkundi, S. Todd Maclin, and Dunia A. Shive. Mr. Jordan is not standing for re-election at the Annual Meeting. Prior to his departure from the Board in May 2022, the Board had determined that Jason G. Anderson was independent. The Board determined that E. Jean Savage is not independent because of her employment by the Company.
Board Leadership Structure
Mr. Echols serves as the independent, non-executive Chairman of the Board. As stated in the Corporate Governance Principles, the Board believes the decision as to whether the offices of Chairman and Chief Executive Officer should be combined or separated is the responsibility of the Board. The members of the Board possess experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. The separation of the roles of Chairman and Chief Executive Officer allows Ms. Savage to focus on leading the Company’s business strategies, operations, and other corporate activities, while Mr. Echols provides independent oversight and direction and presides at meetings of the Board of Directors. For these reasons, the Board believes this leadership structure is effective for the Company.
Board Committees
The standing committees of the Board of Directors are the Audit Committee, Corporate Governance and Directors Nominating Committee, Finance and Risk Committee, and Human Resources Committee. Each of the committees is governed by a charter, current copies of which are available on the Company’s website at www.trin.net under the heading “Investor Relations — Governance — Governance Documents.” Ms. Savage, Chief Executive Officer and President (collectively referred to as the “CEO”) of the Company, does not serve on any Board committee. Director membership of the committees is identified below.

Trinity Industries, Inc.	8	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS

Director	Audit Committee	Corporate Governance and Directors Nominating Committee	Finance and Risk Committee	Human Resources Committee

William P. Ainsworth		*	*
Robert C. Biesterfeld Jr.			*	*
John J. Diez	*	C		*
Leldon E. Echols	*	*	*	C
Tyrone M. Jordan	*			*
Veena M. Lakkundi	*	*
S. Todd Maclin			C	*
Dunia A. Shive	C	*	*
* - Member
C - Chair

Trinity Industries, Inc.	9	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS

The Audit Committee’s function is to oversee, on behalf of the Board, (i) the integrity of the Company’s financial statements and related disclosures; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence, and performance of the Company’s independent auditing firm; (iv) the performance of the Company’s internal audit function; (v) the Company’s internal accounting and disclosure control systems and practices; (vi) the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and (vii) the Company’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (a) reviews with management, the chief audit executive, and the independent auditors, the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors on the financial condition of the Company and its accounting controls and procedures; (b) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with corporate policies, compliance programs, and internal controls; and (c) performs such other duties as the Audit Committee deems appropriate. The Audit Committee also has oversight of information technology and cybersecurity, and received reports from senior management on these topics twice in 2022. In addition, the Board received two reports on these topics from senior management during 2022.

The Audit Committee pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company and approves audit fees. The Audit Committee met seven times during 2022. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Diez, Mr. Echols, Mr. Jordan, and Ms. Shive each qualify as an audit committee financial expert within the meaning of SEC regulations.

Audit Committee

Chair: Dunia A. Shive
Members: John J. Diez, Leldon E. Echols, Tyrone M. Jordan, Veena M. Lakkundi
Number of Meetings in 2022: 7

The functions of the Corporate Governance and Directors Nominating Committee (the “Governance Committee”) are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. The Governance Committee also reviews and oversees the Company's Corporate Social Responsibility Report and the actions and steps taken towards the Company's environmental, social, and governance goals. Each member of the Governance Committee is an independent director under the NYSE listing standards. The Governance Committee met three times during 2022.
Corporate Governance and Directors Nominating Committee

Chair: John J. Diez
Members: William P. Ainsworth, Leldon E. Echols, Veena M. Lakkundi, Dunia A. Shive
Number of Meetings in 2022: 3

Trinity Industries, Inc.	10	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS

In performing its annual review of director compensation, the Governance Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. The Governance Committee reviewed the director compensation for 2022, considered benchmarking information provided by Meridian Compensation Partners, LLC (the “Compensation Consultant”), and the Board established director compensation as discussed in “Director Compensation.”

The Governance Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Governance Committee will consider the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•the name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and
•the name, age, business and residence addresses of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Governance Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 14221 N. Dallas Parkway, Suite 1100, Dallas, Texas 75254 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

The Governance Committee believes the qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy-making level in business, government, or education; possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment; and have an impeccable reputation for honest and ethical conduct in both professional and personal activities. In addition, the Governance Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

The Governance Committee periodically identifies potential nominees by asking current directors and executive officers for their recommendations of persons meeting the criteria described above who might be available to serve on the Board. The Governance Committee may also engage firms that specialize in identifying director candidates, which it did in 2022. As described above, the Governance Committee will also consider candidates recommended by stockholders.

Trinity Industries, Inc.	11	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS

Once a person has been identified as a potential candidate, the Governance Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Governance Committee determines additional consideration is warranted, the Governance Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Governance Committee considers potential candidates in light of the skills, experience, and attributes (i) possessed by current directors and (ii) that the Board has identified as important for new directors to possess. The Governance Committee also contemplates multiple dynamics that promote and advance diversity among its members. Although the Governance Committee does not have a formal diversity policy, the Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), gender, national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The Governance Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

The duties of the Finance and Risk Committee (the “Finance Committee”) include reviewing significant acquisitions and dispositions of businesses or assets and authorizing such transactions within limits prescribed by the Board; periodically reviewing the Company’s financial status and compliance with debt instruments; reviewing and making recommendations to the Board regarding financings and refinancings; authorizing financings and refinancings within limits prescribed by the Board; reviewing and assessing risk and litigation exposure related to the Company’s operations; monitoring and oversight responsibility for the Company's qualified retirement plans and certain related non-qualified plans; reviewing the Company's liquidity; reviewing stockholder returns including the Company's dividend and share repurchase program; and reviewing the Company’s insurance coverages. In addition, the Finance Committee periodically identifies, assesses, and reviews the business, commercial, operational, financial, and other risks associated with the Company's products and services. The Finance Committee also receives regular reports on legal, environmental, and safety matters. The Finance Committee met four times in 2022.
Finance and Risk Committee

Chair: S. Todd Maclin
Members: William P. Ainsworth, Robert C. Biesterfeld Jr., Leldon E. Echols, Dunia A. Shive
Number of Meetings in 2022: 4

Trinity Industries, Inc.	12	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS

The Human Resources Committee (the “HR Committee”) makes recommendations to the independent members of the Board of Directors in its responsibilities relating to the fair and competitive compensation of the Company’s CEO. The HR Committee has been delegated authority by the Board to make compensation decisions with respect to the other named executive officers (as defined below). Each member of the HR Committee is an independent director under the NYSE listing standards, including those standards applicable specifically to members of compensation committees. The HR Committee met four times during 2022.

The HR Committee reviews management succession planning and approves awards under the Company’s incentive compensation and equity-based plans. The HR Committee annually evaluates the leadership and performance of the Company’s CEO, and recommends the CEO's compensation to the Company’s independent directors. The independent directors are responsible for approving the CEO’s compensation. The CEO provides to the HR Committee an assessment of the performance of the other named executive officers. The HR Committee also has direct access to the Company’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”

Human Resources Committee

Chair: Leldon E. Echols
Members: Robert C. Biesterfeld Jr., John J. Diez, Tyrone M. Jordan, S. Todd Maclin
Number of Meetings in 2022: 4

The Role of the Compensation Consultant
The HR Committee retains an independent executive compensation consultant to provide an assessment of the Company’s executive compensation programs and to perform five key tasks. The consultant (i) reviews and assists in the design of the Company’s compensation programs, (ii) provides insight into executive compensation practices used by other companies, (iii) benchmarks the Company’s executive compensation pay levels with relevant peer survey data, (iv) provides proxy disclosure information for comparator companies, and (v) provides input to the HR Committee on the risk assessment, structure, and overall competitiveness of the Company’s executive compensation programs.
The HR Committee retained the services of the Compensation Consultant to assist in providing an independent assessment of the executive compensation programs. Meridian Compensation Partners, LLC was the HR Committee’s sole compensation consultant in 2022 and was chosen given its (i) depth of resources, (ii) content expertise, and (iii) extensive experience. The Compensation Consultant reported directly to the HR Committee for the purposes of advising it on matters relating to 2022 executive compensation. The services of the Compensation Consultant were used only in conjunction with executive compensation matters and to provide benchmarking information regarding director compensation and compensation trends for similar companies. The Compensation Consultant was not retained by the Company for any purpose. The Compensation Consultant’s ownership structure, limited service lines, and policies and procedures are designed to ensure that the Compensation Consultant’s work for the HR Committee does not raise any conflicts of interest. The amount of fees paid in 2022 to the Compensation Consultant by the Company represented less than 1% of the Compensation Consultant’s

Trinity Industries, Inc.	13	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS
total annual revenues for the year. The internal policies of the Compensation Consultant prohibit its partners, consultants, and employees from engaging in conduct that could give rise to conflicts of interest and from buying, selling, and trading in the securities of client companies when that partner, consultant, or employee is providing consulting services to the client. The employees of the Compensation Consultant providing consulting services to the HR Committee have no other business or personal relationship with any member of the HR Committee or any executive officer of the Company. After a review of these factors and the considerations outlined in applicable SEC and NYSE rules, the HR Committee has concluded that the work of the Compensation Consultant has not raised any conflicts of interest and that the Compensation Consultant is independent from the Company and from management.
The HR Committee instructed the Compensation Consultant to provide analyses, insight, and benchmarking information for 2022 on the named executive officers and other key executives to determine whether the compensation packages for these executives were competitive with the market and met the Company’s objectives. The Compensation Consultant was instructed to:
•review the total direct compensation (base salary, annual incentive, and long-term incentive);
•help identify and confirm that the comparator companies selected by the HR Committee were appropriate; and
•gather publicly-traded comparator company proxies and peer survey data to ascertain market competitive rates for the named executive officers.
The Compensation Consultant benchmarked all cash and equity components of compensation for 2022, excluding deferred compensation, and, for each position, determined certain percentile benchmarks.
The Role of Management
The CEO, the CFO, and the Chief Human Resources Officer work with the HR Committee and the Compensation Consultant to develop the framework and design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long-term performance-based equity awards, subject to HR Committee approval. The CFO certifies the achievement of these financial performance measures. The HR Committee recommends the CEO's compensation to the independent directors for their approval. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.
The Role of the HR Committee
Throughout the year, the CEO provides the HR Committee with an ongoing assessment of the performance of the other named executive officers. These assessments provide background information for any adjustment to base salary, annual incentive, or long-term incentive. Both annual incentives and long-term incentives are established with threshold, target, and maximum payout levels.
The HR Committee realizes that benchmarking and comparing peer group proxy disclosure data require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidelines and adjusts compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on performance in respect to the value of the executive’s

Trinity Industries, Inc.	14	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS
contributions to the Company, the executive’s tenure, and peer survey data that establishes the ranges against which compensation is benchmarked.
Board’s Role in Risk Oversight
The Audit Committee has the responsibility to oversee the Company’s policies and procedures relating to risk assessment, management, and mitigation. The Finance Committee has the responsibility to review and assess risk exposure related to the Company’s operations, including safety, environmental, financial, contingent liabilities, and other risks that may be material to the Company, as well as the activities of management in identifying, assessing, and mitigating against business, commercial, operational, financial, and personal risks associated with the Company’s products and services. The Finance Committee accomplishes this responsibility as described at www.trin.net under the heading “Investor Relations - Governance - Governance Documents - Finance and Risk Committee Charter.” In addition, the Audit Committee, in its discretion, reviews the Company’s major risks and exposures, including (i) risks related to data privacy, cybersecurity, business continuity, information technology operational resilience, and regulatory matters, (ii) any special-purpose entities, complex financing transactions, and related off-balance sheet accounting matters, and (iii) legal matters that may significantly impact the Company’s financial statements or risk management. The Audit Committee periodically reviews and assesses the adequacy of the security for the Company's information systems and the Company's contingency plans in the event of a systems breakdown or security breach. The Board has also received specific cybersecurity training from third-party experts.
Risk Assessment of Compensation Policies and Practices
The Company conducts a detailed risk assessment of its compensation policies and practices (the “Compensation Policies”) for its employees, including its executive officers. Participants in the Compensation Policies risk assessment include the Company’s management, human resources group, internal audit group, Compliance and Risk Committee (which consists of senior corporate and business segment executives who meet regularly to identify and review risks and assess exposures), the Compensation Consultant, and the HR Committee.
At the request of the HR Committee, the Compensation Consultant performs a risk assessment with respect to the Compensation Policies applicable to executive officers. The Compensation Consultant did not find any excessive risk in its review of the Compensation Policies applicable to executive officers.
Also, representatives of the Company’s management, human resources group, and internal audit group review the Compensation Policies and meet to discuss and assess the likelihood and potential impact of the risk presented by the Compensation Policies and present findings to the Company’s internal Compliance and Risk Committee. The Compliance and Risk Committee considers these findings and assessments and reviews the Compensation Policies and the Compensation Consultant’s risk assessment. The Compliance and Risk Committee has concluded that the Compensation Policies are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
Messrs. Biesterfeld, Diez, Echols, Jordan, and Maclin served on the HR Committee during the last completed fiscal year. In addition, Mr. Anderson, a former director of the Company, served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee had ever served as an executive officer or employee of the Company or any of its subsidiaries at the time of such member's service on the HR Committee. There were no compensation committee interlocks during 2022.

Trinity Industries, Inc.	15	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS
Communications with Directors
The Board has established a process to receive communications by mail from stockholders and other interested parties. Stockholders and other interested parties may contact any member of the Board, including the Chairman, Mr. Echols, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 14221 N. Dallas Parkway, Suite 1100, Dallas, Texas 75254.
All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Commitment to Sustainability
The Company recognizes that further integrating the key principles of sustainability, including environmental stewardship, safety and quality assurance, corporate social responsibility, governance, and diversity, equity, and inclusion, are important to enhancing long-term value. The Company strives to employ its resources in ways that make positive contributions to its stakeholders and the communities in which it operates. As the Company pursues improvements to its products and services, it keeps in mind the environmental and societal impacts of its decisions and works to protect natural resources and the environment for the benefit of current and future generations. The Company continuously looks for ways to improve its governance practices with the goal of promoting the long-term interests of stakeholders, strengthening accountability, and inspiring trust.

Environmental Stewardship

The Company takes its commitment to reducing its own environmental impact seriously, as it recognizes climate change is a challenge facing its business, industry, and communities today. The Company is committed to contributing to a more resource-efficient economy and embedding climate change mitigation into its business strategy to help confront challenges such as energy management, fuel economy and efficiency, and materials sourcing. The Company aims to operate its business in a manner that minimizes the impact on natural resources and the environment, and has certified all of its railcar manufacturing facilities, as well as the corporate headquarters, to the ISO 14001 (environmental management) standard. The Company believes railcars are a more environmentally-friendly way to fuel the North American supply chain. U.S. freight railroads produce far fewer greenhouse gas emissions than certain other modes of commercial transportation, such as trucks. The Company strives to responsibly support customers' products at each stage of the product lifecycle, including recycling the railcar through scrap and salvage at the end of its useful life. Additionally, the Company's sustainable railcar conversion program repurposes and reuses railcar materials and components to sustainably bring renewed life to existing assets.

Trinity Industries, Inc.	16	2023 Proxy Statement

Corporate Governance	TABLE OF CONTENTS

Social Responsibility

The Company actively engages stakeholders across its environmental, health, and safety initiatives to continually improve processes and performance as it operates its businesses with a goal of zero injuries and incidents. The Company's goal is to add value to the communities in which its employees live and work, strengthening relationships and leveraging partnerships to amplify its impact. The Company strives to attract and retain a diverse and empowered workforce. Its priorities include fostering an inclusive and collaborative workplace, promoting opportunities for professional development, improving the well-being of its employees and other stakeholders, and contributing to the communities in which the Company operates.

Workforce Talent and Diversity

The Company is committed to attracting and retaining highly skilled and diverse employees and is proud that its workforce is made up of talented people from a variety of backgrounds. This commitment to diversity, equity, and inclusion as a driver of long-term success is one the Company strives to uphold throughout the organization, including through all stages of the human resources process, from recruitment and hiring to talent retention.

The Company encourages and supports employee resource and networking groups, its diversity, equity, and inclusion committee, and other employee groups, which offer educational, professional development, and community service opportunities. The Company also provides focused training, mentoring, and employee development for specialized positions, such as plant managers, engineers, accountants, and more.

Through strategies such as its employee experience survey, the employee recognition program, and a comprehensive commitment to its core values, the Company is dedicated to building a healthy, engaging workplace where employees can thrive and do their best work. The Company takes pride in maintaining an active dialogue with employees. The Company benchmarks overall employee engagement with an annual cross-organization survey targeting metrics such as safety, job satisfaction, and more, and uses the results of this survey to guide its efforts to improve the employee experience.

Trinity Industries, Inc.	17	2023 Proxy Statement

PROPOSAL 01
ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, eight of which are standing for election at the Annual Meeting. Following a recommendation from the Governance Committee:
Leldon E. Echols, Chairman of the Board
William P. Ainsworth
Robert C. Biesterfeld Jr.
John J. Diez
Veena M. Lakkundi
S. Todd Maclin
E. Jean Savage
Dunia A. Shive
have been nominated by the Board for election at the Annual Meeting to hold office until the next Annual Meeting or the election of their respective successors. Each of them is a current member of the Board. Mr. Jordan is not standing for re-election at the Annual Meeting and his service as a director will end at the time of the Annual Meeting. The Board of Directors has determined that all of the director nominees other than Ms. Savage, the Company's CEO, are “independent directors.” Therefore, the Board has concluded that Ms. Savage is not independent.
An incumbent director nominee who receives a greater number of votes “against” than “for” in an uncontested election is required to tender his or her resignation for consideration by the Governance Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, the Board may fill the resulting vacancy.
The information provided below is biographical information about each of the nominees, as well as a description of the experience, qualifications, attributes, or skills that led the Board to nominate the individual for election as a director of the Company.

THE BOARD BELIEVES
that each of the director nominees possesses the qualifications described at www.trin.net under the heading “Investor Relations - Governance - Governance Documents - Corporate Governance and Directors Nominating Committee Charter.” That is, the Board believes each nominee possesses:
(i)deep experience at the policy making level in business, government, or education;
(ii)the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company;
(iii)a willingness to exercise independent judgment; and
(iv)an impeccable reputation for honest and ethical conduct in both professional and personal activities.

The Board of Directors recommends that you vote "FOR" all of the Nominees.

Trinity Industries, Inc.	18	2023 Proxy Statement

Proposal 1 - Election of Directors	TABLE OF CONTENTS
Nominees

Leldon E. Echols
MR. ECHOLS serves as non-executive Chairman of the Board, Chair of the HR Committee, and a member of the Audit Committee, the Governance Committee, and the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation, a residential construction company, from 2000 to 2006, when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 to 2000. Mr. Echols is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the board of directors and Chair of the audit committee of EnLink Midstream Manager, LLC, a company that owns interests in EnLink Midstream, LLC, which is engaged in the gathering, transmission, treating, processing, and marketing of natural gas, natural gas liquids, and crude oil. He is also a member of the board of directors and the audit committee of HF Sinclair Corporation, an independent energy company. He served as a member of the board of directors of HollyFrontier Corporation, an independent petroleum refiner, from 2009 until the establishment of HF Sinclair Corporation as its parent company in 2022. From 2008 to 2014, Mr. Echols served on the boards of directors of Crosstex Energy, L.P. and Crosstex Energy, Inc., which are predecessors to certain of the EnLink entities. From 2014 to 2019, he was a member of the board of directors of EnLink Midstream GP, LLC, a company that owned interests in EnLink Midstream Partners, LP.

Age: 67 Director Since: 2007

In addition to having gained substantial managerial experience as an executive officer of Centex, Mr. Echols possesses important skills and experience gained through his service in public accounting. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

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Proposal 1 - Election of Directors	TABLE OF CONTENTS

William P. Ainsworth
MR. AINSWORTH is a member of the Finance Committee and the Governance Committee. From 2019 until his retirement in 2020, Mr. Ainsworth served as Group President of the Energy & Transportation segment for Caterpillar, Inc. (“Caterpillar”), a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. From 2017 until his appointment as Group President in 2019, Mr. Ainsworth was Senior Vice President and Strategic Advisor to Caterpillar’s executive committee and was responsible for Caterpillar’s Rail Division. From 1993 until 2019, he served as President and Chief Executive Officer of Progress Rail Services, an integrated and diversified supplier of railroad and transit products and services as well as railcar leasing. Progress Rail Services was acquired by Caterpillar in 2006, and Mr. Ainsworth was appointed a Vice President of Caterpillar at that time.

Mr. Ainsworth has extensive experience in the railcar industry, providing the Board with key skills relevant to the Company’s operations. In addition, he has extensive experience in managing a significant industrial enterprise.

Age: 66 Director Since: 2021

Robert C. Biesterfeld Jr.
MR. BIESTERFELD is a member of the Finance Committee and the HR Committee. From 2019 to 2022, he served as the President and Chief Executive Officer of C.H. Robinson Worldwide, Inc. (“C.H. Robinson”), a global logistics company. Prior to his most recent role at C.H. Robinson, he held the positions of Chief Operating Officer from 2018 to 2019, President of North American Surface Transportation from 2016 to 2018, Vice President of Truckload from 2014 to 2015, and Vice President of Temperature Controlled Transportation and Sourcing Services in 2013. He began his career with C.H. Robinson in 1999. Mr. Biesterfeld served as a member of the board of directors of C.H. Robinson from 2019 to 2022. He previously served as a trustee of the Winona State University Foundation. He served on the board of directors for the Transportation Intermediaries Association from 2015 to 2020.

Mr. Biesterfeld has broad experience in managing and leading a significant publicly-traded company. His experience in transportation and logistics provides the Board with key skills relevant to the Company’s operations. His service on the board of another significant public company provides the Board with additional perspective on the Company's operations.

Age: 47 Director Since: 2022

Trinity Industries, Inc.	20	2023 Proxy Statement

Proposal 1 - Election of Directors	TABLE OF CONTENTS

John J. Diez
MR. DIEZ is Chair of the Governance Committee and a member of the Audit Committee and the HR Committee. Since 2021, Mr. Diez has served as Executive Vice President and Chief Financial Officer of Ryder System, Inc. ("Ryder"), a commercial fleet management and supply chain solutions company. From 2019 to 2021, Mr. Diez served as the President of Fleet Management Solutions for Ryder. From 2015 to 2019, he was President of Dedicated Transportation Solutions for Ryder. Mr. Diez joined Ryder in 2002 and held various other roles of increasing responsibility and seniority in finance and operations. Mr. Diez spent eight years in the audit practice of KPMG LLP prior to joining Ryder. He is a Certified Public Accountant in the state of Florida and a member of the American Institute of CPAs.

Mr. Diez has extensive experience in managing a significant industrial enterprise. In addition, he possesses important skills and experience gained through his service in public accounting and as a chief financial officer. His experience in equipment leasing, logistics, and supply chain matters provides the Board with key skills relevant to the Company’s operations.

Age: 52 Director Since: 2018

Veena M. Lakkundi
MS. LAKKUNDI is a member of the Audit Committee and the Governance Committee. She has served as Senior Vice President, Strategy & Corporate Development, of Rockwell Automation, Inc., an industrial automation and digital transformation company (“Rockwell”), since 2021. She joined Rockwell following a 28-year career with 3M Company, a consumer goods, health care, and worker safety company (“3M”). From 2020 to 2021, Ms. Lakkundi served as 3M’s Senior Vice President, Strategy & Business Development. From 2019 to 2020, she served as Global Vice President and General Manager, Industries Adhesives and Tapes Division. From 2017 to 2019, she served as Vice President, Chief Ethics & Compliance Officer. During her time with 3M, she held various other roles of increasing responsibility and seniority in profit and loss leadership, business development in emerging markets, and research and development. She currently serves on the board of Claroty, which empowers organizations to secure cyber-physical systems across industrial (OT), healthcare (IoMT), and enterprise (IoT) environments: the Extended Internet of Things (XIoT). She also serves on the board of MINNDEPENDENT, a non-profit organization that strengthens the state’s independent schools by focusing on STEM K-12 programming. She previously served on the board of the 3M Foundation.

Age: 54 Director Since: 2022

Ms. Lakkundi has substantial experience in strategy and business development with significant industrial enterprises. In addition, her service as an ethics and compliance officer strengthens the Board's expertise in these areas.

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Proposal 1 - Election of Directors	TABLE OF CONTENTS

S. Todd Maclin
MR. MACLIN is Chair of the Finance Committee and a member of the HR Committee. Mr. Maclin retired in 2016 from a 37-year career at JPMorgan Chase & Co. and its predecessor banks, where he rose to Chairman, Chase Commercial and Consumer Banking in 2013, and served on the company's operating committee. Prior to that, he held a variety of leadership roles, including Regional Executive for Texas and the Southwest U.S., and Global Executive for Energy Investment Banking. Mr. Maclin serves as a director of The University of Texas Development Board, as a member of the advisory council for McCombs Graduate School of Business, on the executive committee of The University of Texas Chancellor's Council, on the board of visitors of UT Southwestern Health System, on the steering committee for the O'Donnell Brain Institute for UT Southwestern, and on the board of Southwestern Medical Foundation and a member of its investment committee. Mr. Maclin serves on the board of directors of Kimberly-Clark Corporation, a global manufacturer of branded tissue and personal care products. He also serves on the board of directors of RRH Corporation, the parent company of Hunt Consolidated, Inc., a company involved in oil and gas exploration and production, refining, liquified natural gas, power, real estate, investments, ranching, and infrastructure; is a board advisor for Cyber Defense Labs; and is an advisory director of Susser Banc Holdings Corporation.

Age: 66 Director Since: 2020

Mr. Maclin has substantial experience as a senior executive in the banking industry, which provides the Board with financial transaction expertise. His service on the boards of other significant companies provides the Board with additional perspective on the Company's operations.

Trinity Industries, Inc.	22	2023 Proxy Statement

Proposal 1 - Election of Directors	TABLE OF CONTENTS

E. Jean Savage
MS. SAVAGE has served as Chief Executive Officer and President of the Company since 2020. From 2017 until her retirement in 2020, Ms. Savage served as Vice President of Caterpillar, where she had responsibility for the Surface Mining & Technology Division. From 2014 to 2017, she was Chief Technology Officer and Vice President of Caterpillar’s Innovation and Technology Development Division. From 2009 to 2014, she served as Senior Vice President and Chief Operating Officer of the Locomotive and Railcar Services business unit for Caterpillar subsidiary Progress Rail Services. Ms. Savage joined Progress Rail Services in 2002 as Vice President for Quality and Continuous Improvement. She also served as Vice President of Progress Rail’s Freight Car Repair, Parts and Quality Divisions. Prior to joining Progress Rail, she worked in a variety of manufacturing and engineering positions in her 14 years at Parker Hannifin Corporation, a leader in motion and control technologies and systems. Ms. Savage is a member of the board of trustees of the Manufacturers Alliance for Productivity and Innovation and a member of the board of directors of the National Association of Manufacturers. Ms. Savage also served for nine years in the U.S. Army Reserves as a military intelligence officer. Ms. Savage is a member of the board of directors of WestRock Company, a provider of differentiated paper and packaging solutions, where she serves on the audit committee. She is also a member of the board of directors of the Dallas Regional United Way. Ms. Savage was named 2022 Railway Woman of the Year by the League of Railway Women.

Age: 59 Director Since: 2018

During her tenure with the Company, Ms. Savage has provided excellent leadership, exhibiting sound judgment and business acumen. With her experience in leading and transforming significant industrial enterprises during her time at Caterpillar, including optimizing business operations and corporate infrastructure, Ms. Savage brings substantial expertise to the Company. In addition, her experience in the railcar industry, as well as her knowledge of the complex public company reporting requirements to consolidate an operating company and a financial company, provide the Board with key skills relevant to the Company’s operations.

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Proposal 1 - Election of Directors	TABLE OF CONTENTS

Dunia A. Shive
MS. SHIVE is Chair of the Audit Committee and a member of the Governance Committee and the Finance Committee. From 2008 to 2013, she served as Chief Executive Officer and President of Belo Corp., a media company that owned several television stations, until its acquisition by Gannett Co., Inc. After the acquisition, Ms. Shive served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc., a publishing, broadcast and digital media company, until her retirement in 2017. She joined Belo Corp. in 1993 and served in a variety of leadership positions during her tenure, including Chief Financial Officer. Ms. Shive is a member of the board of directors of Kimberly-Clark Corporation, a global manufacturer of branded tissue and personal care products, where she serves as Chair of the audit committee. Ms. Shive is also a member of the board of directors of Main Street Capital Corporation, a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies, and DallasNews Corporation, a local news and information publishing company in Texas. From 2014 to 2018, Ms. Shive was a director of Dr Pepper Snapple Group, Inc. From 2009 to 2015, she served on the board of directors of the Associated Press, where she served as Chair of the audit committee from 2011 to 2015. From 2008 to 2013, she served on the board of directors of Belo Corp.

Age: 62 Director Since: 2014

Ms. Shive has broad experience in managing and leading a significant publicly-traded company. In addition, she possesses important skills and experience gained through her position as a chief financial officer and service in public accounting prior to joining Belo Corp. Her service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Trinity Industries, Inc.	24	2023 Proxy Statement

PROPOSAL 02
APPROVAL OF THE FIFTH AMENDED AND RESTATED TRINITY INDUSTRIES, INC. STOCK OPTION AND INCENTIVE PLAN

Upon recommendation of the HR Committee, the Board adopted, subject to stockholder approval, the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan (the “Fifth Amended Plan”) on March 7, 2023. The Fifth Amended Plan amends and restates the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, which was approved by stockholders in 2017 (the “2017 Plan”), and includes, among other amendments as described below, an increase in the number of shares of Common Stock reserved and available for issuance pursuant to awards under the 2017 Plan from 20,150,000 to 22,050,000 shares (an increase of 1,900,000 shares).
The Board of Directors recommends that you vote FOR the approval of the Fifth Amended Plan and the material terms of the performance goals thereunder.
Rationale
The Fifth Amended Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards that may be paid in cash or Common Stock. As described elsewhere in this Proxy Statement, the Fifth Amended Plan is designed to link the interests of our employees and other participants to those of our stockholders by providing participants with equity incentives that increase in value when the price of our Common Stock increases. The HR Committee and the Board believe the ability to provide equity compensation has been, and will continue to be, vital to the Company’s ability to continue to attract and retain individuals in the competitive labor markets in which we compete.
As of March 14, 2023, there were 1,693,887 shares available for issuance under the 2017 Plan. As of such date, the Company had outstanding grants of 300,000 stock options, 634,899 unvested shares of restricted stock and 1,695,041 restricted stock units, and 1,036,266 unvested performance-based restricted stock units. Accordingly, the 3,666,206 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 4.5% of the Company’s 81,149,139 outstanding shares. The 1,900,000 additional shares for which the Company is requesting approval represent 2.3% of its outstanding shares. In 2021 and 2022, the Company granted equity awards under the 2017 Plan representing 904,147 and 921,097 shares, respectively, for an average of 912,622 shares annually. Also as of March 14, 2023, there were 16,888 shares available for issuance under the 2017 Plan to non-employee directors. In 2021 and 2022, the Company made equity awards to non-employee directors under the 2017 Plan of 31,886 and 40,094 shares, respectively, for an average of 35,990 shares annually.
Based on the Company’s equity award utilization rate for 2021-2022 noted above, unless the Fifth Amended Plan proposed herein is approved, the Company would exhaust the shares available for issuance under the 2017 Plan sometime during 2025, and would exhaust the shares available for issuance to non-employee directors in 2023.

Trinity Industries, Inc.	25	2023 Proxy Statement

Proposal 2 - Approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
Based on the projected utilization rate, it is anticipated that the additional 1,900,000 shares requested for the Fifth Amended Plan would enable the Company to continue making grants into 2027. The Company believes that this amount of shares strikes an appropriate balance between providing grant flexibility and potential stockholder concerns regarding dilution. Furthermore, this relatively limited number of additional shares restricts the potential dilutive impact of the Fifth Amended Plan and gives stockholders a near-term opportunity to vote on any additional proposed share increases.
The Company’s management believes that it is reasonable to expect that its future equity award utilization rate will be consistent with its past utilization rate, but numerous factors will influence its actual future utilization rate, many of which are difficult to predict and are beyond the control of management. The Company’s anticipated utilization rate is a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and involves assumptions that could prove to be incorrect.
The Company believes additional amendments will be beneficial to stockholders. Accordingly, in addition to the request for an increased number of shares, the Company is proposing to amend the 2017 Plan as described above in more detail below to provide for double-trigger vesting of awards on a change in control, unless the acquiror or surviving corporation does not assume the award.
A copy of the Fifth Amended Plan is attached as Appendix A to this Proxy Statement and is marked to show the changes from the 2017 Plan, and the following description is qualified in its entirety by reference to the Fifth Amended Plan.
It is the judgment of the Board of Directors that approval of the Fifth Amended Plan is in the best interest of the Company and its stockholders.
Summary of Amendments in the Proposed Fifth Amended Plan
The Fifth Amended Plan was adopted, subject to stockholder approval, by the Board of Directors on March 7, 2023, to make the following changes to the 2017 Plan.
•The Fifth Amended Plan increases the number of shares of Common Stock authorized under the 2017 Plan by 1,900,000 shares of Common Stock for a maximum total of 22,050,000 authorized shares.
•The Fifth Amended Plan removes the aggregate plan limit on grants to non-employee directors and replaces it with an annual limit providing that a non-employee director may not be granted awards that exceed in the aggregate $500,000 in fair market value of the Common Stock on the date of grant in any calendar year, plus an additional $250,000 in fair market value of the Common Stock on the date of grant for one-time awards to a newly appointed or elected non-employee director.
•The Fifth Amended Plan removes language and limitations relating to the "performance-based exception" under Section 162(m) of the Code, which is no longer in effect.
•The Fifth Amended Plan requires that awards will be subject to accelerated vesting in connection with a change in control only in the event of a termination of the participant's employment or services in connection with the change in control or in the event the acquiring company does not assume the award.

Trinity Industries, Inc.	26	2023 Proxy Statement

Proposal 2 - Approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
•The Fifth Amended Plan revises the minimum vesting provisions for all new awards to provide that all awards vest no earlier than one year, other than awards that are exempt shares or non-employee director awards that vest on the date of the annual stockholders meeting.
•The Fifth Amended Plan extends the expiration date of the 2017 Plan from May 1, 2027 to May 8, 2033.
•The Fifth Amended Plan provides that members of the Board of Directors, members of any committee appointed by the Board of Directors to administer the Fifth Amended Plan, and employees will not have personal liability for actions, determinations, or interpretations taken in good faith with respect to the Fifth Amended Plan.
Description of the Fifth Amended Plan
Expiration Date
No award may be made under the Fifth Amended Plan after May 8, 2033, but awards made prior thereto may have vesting or exercise periods that extend beyond that date.
Share Authorization
Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued pursuant to awards under the Fifth Amended Plan (and its predecessors) is 22,050,000 shares.
Administration
The Fifth Amended Plan will be administered by the HR Committee of the Board of Directors, as is the 2017 Plan currently. The HR Committee will have the power to: (i) determine the persons to whom awards are to be made, (ii) determine the type, size, and terms of awards, (iii) interpret the Fifth Amended Plan, (iv) establish and revise rules and regulations relating to the Fifth Amended Plan, and (v) make any other determinations that it believes necessary for the administration of the Fifth Amended Plan.
Eligibility
Employees of the Company or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to the Company, and non-employee directors are eligible to participate in the Fifth Amended Plan. As of March 1, 2023, the Company has approximately 250 employees and seven non-employee directors who would be eligible to receive awards under the Fifth Amended Plan.
Stock Options
The HR Committee may grant either “nonqualified stock options” (“NSOs”) or “incentive stock options” qualifying under Section 422 of the Code (“ISOs”). The exercise price of a stock option is to be at least the fair market value of the Common Stock on the date of grant. At the HR Committee’s discretion, the option exercise price may be paid in cash, by delivering to the Company shares of Common Stock already owned by the optionee having a fair market value equal to the aggregate option exercise price, or by providing with the notice of exercise an order to a designated broker to sell part or all of the shares and to deliver the proceeds to the Company to pay the full purchase price and all applicable withholding taxes. The Fifth Amended Plan does not permit the repricing of stock options, cash buyouts of underwater stock options, or the replacement of underwater stock options with other awards under the Fifth Amended Plan.

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Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. No dividends or dividend equivalent rights may be paid or granted with respect to any award of stock options. Unless otherwise determined by the HR Committee and provided in the option agreement, the Fifth Amended Plan provides for the acceleration of the vesting of stock options in the event of death, disability, or retirement of the optionee.
Stock Appreciation Rights
Stock appreciation rights (“SARs”) may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of the Common Stock on the date of grant. The HR Committee determines the terms of each SAR at the time of the grant. A SAR may not be granted at less than the fair market value of a share of Common Stock on the date the SAR is granted and cannot have a term of longer than ten (10) years. No dividends or dividend equivalent rights may be paid or granted with respect to any award of SARs. Distributions to the recipient may be made in Common Stock, in cash, or in a combination of both as determined by the HR Committee. The Fifth Amended Plan does not permit the repricing of SARs, cash buyouts of underwater SARs, or the replacement of underwater SARs with other awards under the Fifth Amended Plan.
Restricted Stock and Restricted Stock Units
Restricted stock consists of shares of Common Stock which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units give the participant the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the HR Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The HR Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. The Fifth Amended Plan prohibits the payment of dividends (or dividend equivalents) with respect to unvested restricted stock awards and unvested restricted stock unit awards.
Performance Awards
The HR Committee may grant performance awards payable in cash or shares of Common Stock. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the applicable performance period. Subject to minimum vesting periods discussed below, the HR Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. The Fifth Amended Plan prohibits the payment of dividends (or dividend equivalents) with respect to unvested performance awards.
Other Awards
The HR Committee may grant other forms of awards payable in cash or shares of Common Stock if the HR Committee determines that such other form of award is consistent with the purpose and restrictions of the Fifth Amended Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such

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minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
Dividend Equivalent Rights
The HR Committee may grant a dividend equivalent right either as a component of another award or as a separate award, except that the HR Committee is not permitted to grant dividend equivalent rights as a component of a stock option, a SAR, or an unvested performance award. Any dividend equivalent rights granted as a component of an award of restricted stock units may not provide for the settlement of such dividend equivalent rights prior to the date the underlying restricted stock units become vested. Unless granted in compliance with Section 409A of the Code, any dividend equivalent rights granted as a component of an award of restricted stock units will be settled when the underlying restricted stock units become vested. The terms and conditions of the dividend equivalent right shall be specified by the grant.
Performance Goals
Awards of restricted stock, restricted stock units, performance awards (whether relating to cash or shares) and other awards (whether relating to cash or shares) under the Fifth Amended Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria or such other criteria as determined by the HR Committee in its sole discretion: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Fifth Amended Plan Performance Criteria”). Any Fifth Amended Plan Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the HR Committee. Any Fifth Amended Plan Performance Criteria may include or exclude (i) unusual or infrequently occurring, or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Fifth Amended Plan Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the HR Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the HR Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.
Non-Employee Directors
The Board will grant all awards to non-employee directors. A non-employee director may not be granted awards that exceed in the aggregate $500,000 in fair market value of the Common Stock on the date of grant in any calendar year, plus an additional $250,000 in fair market value of the Common Stock on the date of grant for one-

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time awards to a newly appointed or elected non-employee director. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the Fifth Amended Plan.
Change in Control
Under the Fifth Amended Plan, except as determined by the HR Committee at the time of grant and provided for in the applicable award agreement, with respect to outstanding awards, the accelerated vesting of such awards, lapse of restrictions, deemed achievement of performance goals, or the conversion and payout of such awards will not automatically occur as a result of a change in control. Rather, upon a change in control, the HR Committee will have the discretion to cause the acceleration of vesting, lapse of restrictions, achievement of performance conditions, or the conversion and payout of awards, to the extent compliant with Section 409A of the Code and solely to the extent the awards are not assumed by the acquiror or resulting corporation in the change in control.
Limitation on Vesting of Certain Awards
Except as set forth in the Fifth Amended Plan or as set forth below, awards payable in the form of shares of Common Stock will be subject to the following minimum vesting standards; provided, however, such awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a participant’s death, disability, retirement, or in the event of a termination of the participant's employment or services in connection with a change in control (or in the event the awards are not assumed by the acquiror or resulting corporation in the change in control). All awards must have a minimum vesting period of no less than one year; provided that, with respect to awards made on the date of an annual stockholders meeting to non-employee directors, such one year vesting period shall be deemed satisfied if such awards vest on the earlier of the first anniversary of the date of grant or the first annual stockholders meeting following the date of grant (but not less than fifty (50) weeks following the date of grant).
Notwithstanding the foregoing, up to 5% percent of the shares authorized under the Fifth Amended Plan may be granted without meeting the minimum vesting requirements (such shares are referred to herein as, “Exempt Shares”).
Amendment of the Plan
All provisions of the Fifth Amended Plan (including without limitation, any award made under the Fifth Amended Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (i) no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Fifth Amended Plan and awards granted under the Fifth Amended Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such sections, or other applicable law, shall be effective without stockholder approval; (ii) no award at any time outstanding under the Fifth Amended Plan may be modified, impaired, or canceled adversely to the holder of the award without the consent of such holder; and (iii) no increase in the number of shares of Common Stock subject to awards to non-employee directors may be made without stockholder approval.
Plan Benefits
Future benefits under the Fifth Amended Plan are not currently determinable. The Company’s management has a financial interest in this proposal because the members of management are potentially eligible for awards under the Fifth Amended Plan.

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Market Value of the Securities
The market value of the Company’s Common Stock is $23.31 per share based on the closing price of the Common Stock on March 14, 2023.
Federal Income Tax Consequences
The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Fifth Amended Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. Participants are advised to consult their tax advisors on the appropriate recognition of taxable income.
Law Affecting Deferred Compensation
Section 409A of the Code regulates all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation, and earnings thereon, will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.
Incentive Stock Options
An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the optionee’s ISO is exercisable for the first time during any calendar year exceeds $100,000, the ISO for the shares over $100,000 will be treated as an NSO, and not an ISO, for federal tax purposes, and the optionee will recognize income as if the ISO was an NSO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the Common Stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.
If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.
Non-Qualified Stock Options
An optionee generally does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax

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deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.
The optionee’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of NSO shares, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the NSO shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.
Special Rule if Option Price is Paid in Common Shares
An option that satisfies the ISO requirements will not lose its status as an ISO if the optionee is permitted to pay the exercise price with other stock of the Company. If an optionee pays the exercise price of an option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the optionee to the extent of their fair market value, and the optionee’s tax basis in such shares will be equal to their fair market value on the date of exercise and the holding period will start on the date of exercise.
If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the optionee disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the common shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
Restricted Stock
A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares on the date on which such restrictions or risk of forfeiture have lapsed, less the cash, if any, paid for the shares. A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares during the vesting period.
The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).

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At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.
Stock Appreciation Rights
Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided the SAR is exempt from or complies with Section 409A of the Code.
If a recipient receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in Common Stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.
In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise in the same period that the recipient recognizes such income.
Other Awards
In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other Common Stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.
Federal Tax Withholding
Any ordinary income realized by a participant upon the exercise of an award under the Fifth Amended Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for shares of Common Stock or the registration of the shares in the participant’s name, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the

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meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
Million Dollar Deduction Limit and Other Tax Matters
The Company may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is the Company’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either the Company’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract (such as an award agreement corresponding to a prior plan award or an award granted under the 2017 Plan) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to a prior plan award or an award granted under the 2017 Plan on or before November 2, 2017, and if the Company determines that Section 162(m) of the Code will apply to any such awards, the Company intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.
If an individual’s rights under the Fifth Amended Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.
Current Equity Compensation Plan
The following table sets forth information about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2022.

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	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category
Equity compensation plans approved by security holders:
Stock options	300,000	$21.61
Restricted stock units(1)	1,740,166	—
Performance units(1)	921,391	—
	2,961,557		1,772,345
Equity compensation plans not approved by security holders(2)	—	—	—
Total	2,961,557		1,772,345
(1)The restricted stock units and performance units do not have an exercise price. The performance units are granted to employees based upon a target level, however, depending upon the achievement of certain specified goals during the performance period, performance units may be adjusted to a level ranging between 0% and 200% of the target level.
(2)Excludes information regarding the Trinity Deferred Plan for Director Fees. This plan permits the deferral of the payment of the annual retainer fee and board and committee meeting fees. At the election of the participant, the deferred fees may be converted into stock units with a fair market value equal to the value of the fees deferred, and such stock units are credited to the director’s account (along with the amount of any dividends or stock distributions). At the time a participant ceases to be a director, cash will be distributed to the participant. At December 31, 2022, there were 95,199 stock units credited to the accounts of participants. Also excludes information regarding the Trinity Industries, Inc. Deferred Compensation Plan for certain of its highly compensated employees. For more information about this plan, please refer to the description in “Executive Compensation — Compensation Discussion and Analysis — Post-employment Benefits.” At December 31, 2022, there were 28,422 stock units credited to the accounts of participants under this plan.
The Board of Directors recommends that you vote "FOR" approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan.

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PROPOSAL 03
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company seeks approval from its stockholders, on an advisory basis, of the compensation of its named executive officers as described in this proxy statement.
The Company owns market-leading businesses that provide railcar products and services in North America. The Company's purpose is to "Deliver Goods for the Good of All." It strives to fulfill this purpose while generating high quality earnings and returns for stockholders. The Company’s compensation program plays a significant role in its ability to attract, motivate, and retain a high quality workforce.
At the Company’s 2022 Annual Meeting, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2022 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 98% of the stockholders present and entitled to vote at the meeting voting in favor of the 2021 say-on-pay resolution. This proposal provides stockholders the opportunity to approve or not approve the Company’s executive compensation program through the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”
Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements. After the 2023 Annual Meeting, the next advisory vote to approve the compensation of the named executive officers will occur at the 2024 Annual Meeting of Stockholders unless the Board modifies its policy on the frequency of holding such advisory votes.

THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM
(i)encourages high levels of performance and accountability;
(ii)aligns the interests of executives with those of stockholders;
(iii)links compensation to business objectives and strategies; and
(iv)takes into account, as appropriate, the cyclical nature of the Company’s business.

The Board of Directors recommends that you vote "FOR" approval of this resolution.

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PROPOSAL 04
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from its stockholders regarding the desired frequency for holding an advisory vote to approve the compensation of our executive officers as described in our annual proxy statements.
This proposal gives stockholders the opportunity to express their views as to whether the advisory vote on the Company’s executive compensation program should occur every one, two, or three years. Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Board will take into account the outcome of the vote when deciding the frequency of the non-binding advisory vote on the Company’s executive compensation program.
Currently, the Company seeks an advisory vote on the Company’s executive compensation program on an annual basis, and the Board of Directors recommends that a non-binding advisory vote to approve the compensation of our executive officers as disclosed in the Company’s proxy statements occur annually.
While the Board believes this recommendation is appropriate at this time, stockholders are not voting to approve or disapprove this recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the Company’s executive officer compensation should be held every one, two or three years.
The Board of Directors recommends that you vote for "ONE YEAR" on this proposal.

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PROPOSAL 05
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. Although stockholder ratification of the appointment of Ernst & Young is not required, the Board believes submitting the appointment to stockholders for ratification is a matter of good corporate governance.
The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisers, and consultants.
Ernst & Young, or a predecessor of that firm, has been the auditor of the accounts of the Company each year since 1958. The Company has also been advised that Ernst & Young will be represented at the Annual Meeting, where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees of Independent Registered Public Accounting Firm for Fiscal Years 2022 and 2021
The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2022 and 2021, and fees for other services rendered by Ernst & Young during those periods:

	2022	2021

Audit fees	$2,200,000	$2,229,000
Audit-related fees	80,000	152,000
Tax fees	210,477	133,505
Services rendered by Ernst & Young in connection with fees presented above were as follows:
Audit Fees
In fiscal years 2022 and 2021, audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico in 2022 and 2021, Europe in 2021, and Singapore in 2021, and standalone financial statement audits of certain subsidiaries as required by the Company’s debt agreements. Additionally, audit fees in fiscal years 2022 and 2021 include fees associated with incremental audit procedures related to certain complex transactions and organizational changes, as well as fees for incremental audit procedures related to system upgrades.

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Audit-Related Fees
In fiscal years 2022 and 2021, audit-related fees include fees for employee benefit plan audits. In fiscal year 2021, audit-related fees also include fees and services rendered related to the completion of a service organization controls report for the Railcar Leasing and Management Services Group.
Tax Fees
Tax fees in fiscal years 2022 and 2021 include fees for tax advice on general tax matters, state transfer pricing, services in relation to various tax credits, evaluation of tax treatment of insurance benefits, and state tax planning.
The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.
Report of the Audit Committee
We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. The Board of Directors has determined that four of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by the Board of Directors. A copy of the charter is available free of charge on the Company’s website at www.trin.net under the heading “Investor Relations — Governance — Governance Documents — Audit Committee Charter.”
We annually select the Company’s independent auditors. That selection is presented to the Company's stockholders for ratification.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.
Consistent with our charter responsibilities, we met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2022, were prepared in accordance with U.S. Generally Accepted Accounting Principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.
The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, including concerning independence, and we discussed with the

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Proposal 5 - Ratification of the Appointment of Ernst & Young LLP	TABLE OF CONTENTS
independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.
Based upon our reviews and discussions with management and the independent auditors, and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission.
Audit Committee
Dunia A. Shive, Chair
John J. Diez
Leldon E. Echols
Tyrone M. Jordan
Veena M. Lakkundi
The Board of Directors recommends that you vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The Board has delegated oversight of the Company’s executive compensation program to the HR Committee, which included a representative of a significant Company stockholder during part of 2022. This Compensation Discussion and Analysis describes how the HR Committee designed the executive compensation program and set individual pay for the named executive officers in the Summary Compensation Table. The HR Committee reviews and recommends the CEO’s compensation to the independent directors of the Board for their approval. The HR Committee also reviews and approves the compensation of the other named executive officers.
Executive officers named in the 2022 Summary Compensation Table are:
▪E. Jean Savage, Chief Executive Officer and President
▪Eric R. Marchetto, Executive Vice President and Chief Financial Officer
▪Sarah R. Teachout, Executive Vice President and Chief Legal Officer
▪Gregory B. Mitchell, Executive Vice President and Chief Commercial Officer
▪Kevin Poet, Executive Vice President, Operations and Support Services
Business Conditions and Impact on Incentive Design
The Company continued making progress on its financial and operational goals in 2022. The Company delivered 13,315 cars in 2022, a 50% increase over 2021 and ended the year with a backlog of $3.9 billion. Lease fleet utilization improved to 97.9%. However, macroeconomic disruptions including labor shortages and turnover, supply chain disruptions, and rail network disruptions negatively impacted the performance of the business, especially in the Rail Products segment.
The Company remains focused on its purpose statement – “Delivering Goods for the Good of All” – and believes a strong rail network represents a significant opportunity for the broader supply chain to move goods more sustainably. The Company is committed to sustainability and to improving its products and services to better support its customers.
In the third quarter of 2022, the Company entered into a new long-term railcar supply agreement with GATX Corporation to deliver a mix of 15,000 newly built tank and freight railcars over a six-year period, bringing the Company's backlog to 32,270 railcars at December 31, 2022.
In 2022, the Company completed its strategic acquisitions of Quasar Platform, Inc., an end-to-end rail logistics software platform ("Quasar"), and Holden America, a chock supplier for bi-level auto racks ("Holden"). Quasar will integrate with the Company's Trinsight Logistics Platform to enhance the Company’s digital logistics services. The Holden acquisition supports the Company’s strategy to gain exposure to the less cyclical parts market, as well as take advantage of an improving automobile end market.

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Industry Cyclicality
The industries in which the Company's customers operate are highly cyclical in nature. Weaknesses in certain sectors of the North American and global economy may make it more difficult to sell or lease certain types of railcars. Additionally, adverse changes in commodity prices or lower demand for certain commodities could result in a decline in customer demand for various types of railcars. The Company has regularly experienced this cyclicality. During 2022, significant challenges related to supply chain disruptions and labor shortages are believed to have increased the cyclical volatility the Company experienced.
The Company recognizes the challenges of providing competitive compensation through business cycles, and designs its incentive compensation programs to encourage returns-focused, long-term growth. The Company sets goals intended to retain its executives and motivate them to improve the Company’s performance throughout the business cycle, with a continued focus in 2022 on profit before tax improvement and improvement in the pre-tax return on total stockholder equity, as well as relative total stockholder return ("TSR") and Cash From Operations.
Company Highlights
The Company made strides to elevate its position as a leading provider of railcar products and services in North America in 2022, with a continued focus on optimizing its lease fleet and improving the profitability of its manufacturing and maintenance businesses. The Company also prioritizes returning capital to stockholders, both through a consistent dividend and an evergreen share buyback authorization approved by the Board of Directors at the end of the year. The Company also strategically built up its working capital balance in 2022 to mitigate risk from supply chain disruptions as well as prepare for an increased pace of deliveries.
The Company maintains a competitive advantage by retaining seasoned executives, developing a strong leadership succession plan, and seeking to ensure long tenure and orderly transitions among its senior executives.
Financial and Operational Highlights
During 2022, the Company utilized the strengths of its business model to (i) continue to optimize its operating structure and balance sheet; (ii) remain operationally and financially flexible; (iii) make strategic decisions when market conditions shifted; (iv) make disciplined investments in its business, (v) reposition and streamline its operations based on product demand; and (vi) maintain a conservative and liquid balance sheet to provide stability and capitalize on attractive investment opportunities. Financial and operational highlights are shown below:
•Full year revenues of $2.0 billion
•Reported earnings from continuing operations per diluted share ("EPS") of $1.02 and adjusted EPS of $0.94 (excludes $0.08 per share of adjustments made to better reflect the Company's core operating performance)
•Cash flow from operations and adjusted free cash flow after dividends and investments were $9 million and $138 million, respectively
•Returned $154 million to stockholders in the form of share repurchases and dividends
•Received orders for 31,905 new railcars and delivered 13,315 new railcars

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•During 2022 Trinity hired and trained more than 2,700 people to meet our increased production demand.
•Total stockholder return of 50.5% for the 2020-2022 period
The financial and operational highlights listed above and elsewhere in this Compensation Discussion and Analysis include financial measures compiled in accordance with generally accepted accounting principles (“GAAP”) and certain non-GAAP measures. Please refer to “Appendix B - Reconciliations of Non-GAAP Measures” for information on the non-GAAP measures included herein, reconciliations to the most directly comparable GAAP financial measure, and the reasons why the Company believes each measure is useful to management and investors.
2022 Key Changes to Executive Compensation Program
For 2022, the HR Committee made enhancements to the annual and long-term incentive programs, which further aligned the compensation programs with market practice and stockholders’ interests, reinforced a pay for performance philosophy, and increased focus on the 2022 operational plan that supports the Company's three-year strategic plan, while managing through labor and supply chain challenges. Listed below are key changes for 2022:
Annual Incentive
•Modified the Operating Plan Priorities Scorecard based on the 2022 operating plan that included key financial, operational, services, safety, and talent metrics and increased the weighting from 15% to 20%.
•Enhanced a design feature in 2022 to support a pay-for-performance philosophy, that will further recognize high-performing departments, and allow for individual performance differentiation in the final result.
•Profit before tax ("PBT") remained the primary annual incentive plan metric (weighting change to 65% from 70% in 2021), while Cash From Operations remained as the second financial metric (weighted 15%).
Long-Term Incentive
•Modified the vesting schedule of the time-based restricted stock unit of the grant to more closely align with market practice and the Company's peer group. The vesting was changed from 50% vesting in three years, and the balance vesting in four years from grant, to ratable vesting over the three years following the grant date.

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Executive Compensation Program Highlights
As further described in this Compensation Discussion and Analysis, key features of the Company’s compensation practices for the named executive officers include:

What We Do		Separate roles of CEO and Chairman of the Board of Directors
Objective financial performance measures are the largest component of annual and long-term incentive programs
Performance-based compensation set at 58% of the CEO’s total target compensation and at an average of 49% of the other named executive officers’ total target compensation
Annual and long-term incentive programs in 2022 were 100% and 60% performance-based, respectively, with no guarantees for payment of the performance-based components

Long-term equity grants comprised 65% of the CEO’s total target compensation at grant and an average of 42% of the remaining named executive officers’ total target compensation (excluding one-time equity awards described in "Time-Based Restricted Stock Unit Grants in 2022")

Payments under long-term incentive grants based on relative TSR are capped at 100% of target if relative TSR is negative over the performance period
Double trigger provision for cash severance and equity issued after 2018 in the Company’s change in control agreements
Stock ownership requirements ranging from three to six times base salary
Clawback policy that allows the Company to recoup payouts under annual and long-term incentive plans
Total target compensation is generally targeted in a range of 15% above or below the 50th percentile of the Peer Survey Data (as defined below)
Utilization of different performance metrics for annual and long-term incentive programs

What We Don't Do	X	No dividend or dividend equivalent payments are made on unvested performance units or unvested restricted stock units(1)
	X	No hedging or pledging of Company securities
	X	No agreements containing excise tax gross ups
	X	No executive employment agreements
	X	No repricing or cash buyouts of underwater stock options
	X	No replacement of underwater stock options with other awards
(1)Dividend equivalents on unvested restricted stock units issued to employees, including the named executive officers, are accrued and paid upon vesting.

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Role of Stockholder Say-On-Pay Votes
In May 2022, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2022 proxy statement, commonly referred to as a say-on-pay vote. The named executive officers’ compensation was approved, with approximately 98% of the stockholders present and entitled to vote voting in favor of the 2022 say-on-pay resolution. The Company typically engages in multiple industry/investor conferences and roadshows each calendar quarter, in addition to handling routine investor calls and questions. Also, after the Company releases earnings each quarter, the Company holds a conference call with investors in which the CEO and CFO make presentations and answer questions.
Based on the Company's 2022 stockholder engagement efforts, stockholders voiced no concerns regarding named executive officer compensation. As the Company evaluated its compensation practices and talent needs throughout 2022, it continued to apply its strong pay for performance compensation philosophy, in keeping with the stockholders' strong support of the Company’s compensation programs. Following its annual review of executive compensation, the HR Committee decided to continue utilizing annual and long-term incentive compensation that rewards senior executives for delivering value for stockholders throughout the Company’s business cycle.
Compensation Overview
The HR Committee sets each named executive officer’s compensation based on the overall objectives of the Company’s executive compensation program and the following additional factors:
•the breadth, complexity, and scope of each executive’s responsibilities within the Company;
•the executive’s performance in providing leadership support of operational and financial flexibility that directs resources to railcar leasing, maintaining and manufacturing products in greatest demand, and capitalizing on investment opportunities;
•past performance through changing economic cycles and business climates with respect to specific financial, strategic, and operating objectives; and
•compensation benchmark data from peer group companies (the “Peer Survey Data”) against which executive compensation is compared.
Pay for Performance Philosophy
The Company’s executive compensation philosophy is pay for performance, which emphasizes "at risk" compensation that is earned upon achievement of performance-based goals and significantly influenced by share performance. As illustrated in Table 1 below, target "at risk" compensation, which includes both annual and long-term incentive compensation, comprised 84% of our CEO's total target compensation and 66%, on average, of our other named executive officers' total target compensation. To more closely align with market practices while still rewarding executives based upon strong financial performance measured by TSR and return on equity, the Company issued 60% of the long-term incentive ("LTI") awards issued as performance units, and the remaining 40% was issued as time-based restricted stock units. The HR Committee believes that by having a significant amount of an executive’s compensation based on performance, and therefore at risk of non-payment, the executive will be properly motivated to bring added value to the Company and stockholders. The Company’s executive compensation program is also designed to provide significant upside opportunity for exceptional performance, above-market compensation for above-market performance and, conversely, reduced compensation when Company performance is lower than expected.

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Table 1: 2022 Named Executive Officer Total Target Compensation(1)

CEO Target Compensation	Other NEOs - Target Compensation

■ Base Salary ■ Annual Incentive ■ Long-Term Incentive Performance-Based
■ Long-Term Incentive Time-Based ■ At-Risk
(1)Excludes one-time equity awards described in "Time-based Restricted Stock Unit Grants in 2022."
Objectives of the Executive Compensation Program
The primary emphasis of the Company’s executive compensation program is to encourage and reward progress toward the Company’s strategic operational and financial objectives. These objectives are recommended by management, with oversight of the Board of Directors, and are designed to promote the long-term interests of the Company’s stockholders. As stockholders themselves, the Company’s leaders are keenly focused on achieving these objectives.
Table 2 below provides a summary of the executive compensation program objectives.

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Table 2: Executive Compensation Program Summary

2022 Executive Compensation Program Objectives	2022 Executive Compensation Program Design

Provide an incentive for long-term value creation for stockholders	Use equity-based awards and executive stock ownership requirements to align with stockholder interests

Encourage the highest level of performance and accountability for optimizing and growing the platform for the Company's overall success	Provide compensation opportunity commensurate with Company performance and annual and long-term incentives that are linked to stockholder interests

Align compensation with annual and long-term business objectives, strategies, and financial targets	Provide a reasonable mix of "at risk" and fixed compensation (approximately 84% "at risk" for the CEO; approximately 66% "at risk" on average for the other named executive officers)

Motivate senior executives to successfully guide the Company through changing economic cycles and business climates	Provide a reasonable balance between annual and long-term compensation (approximately 35% annual, 65% long-term for the CEO; approximately 57% annual, 43% long-term on average for the other named executive officers)

Attract, motivate and retain the key executives needed to enhance the performance and profitability of the Company throughout its business cycles and meet the Company's objective for collaboration and innovation among its senior executives	Maintain competitive pay levels based on the Peer Survey Data and peer group proxy disclosure data (targeted range for total target compensation is generally within 15% above or below the 50th percentile of the Peer Survey Data)

Encourage executives to enhance the Company’s position as an industry-leading integrated railcar leasing, manufacturing, and services business	Provide compensation levels aligned with performance and that address both industry competitiveness as well as recruiting/retention competitiveness
Benchmarking and Peer Survey Data for 2022 Compensation
The HR Committee retains the Compensation Consultant to provide the HR Committee with guidance on executive compensation-related matters and to perform a total compensation benchmarking study at least annually. In setting 2022 compensation, this benchmarking information included data from each company named in the peer group shown in Table 3. The HR Committee considered the data provided by the Compensation Consultant when developing 2022 base salaries, annual incentive compensation, long-term incentive compensation, and total target compensation for the Company’s named executive officers.
The HR Committee performs an annual review to determine whether peer companies remain appropriate. For the November 2021 compensation study to establish 2022 compensation, the peer companies shown in Table 3 below were unchanged from the group used to establish 2021 compensation. These companies had median 2020 fiscal year revenue of $2.2 billion and market capitalization of $2.2 billion as of September 2021. The peer group shown in Table 3 below is comprised of industrial companies with similar size (measured by revenue and market

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capitalization), span of operation, and business complexity, that the Company could potentially compete with for executive talent.
Table 3: Peer Companies Used for 2022

●	Air Lease Corporation	●	Oshkosh Corporation
●	Allison Transmission Holdings, Inc.	●	REV Group, Inc
●	Astec Industries, Inc.	●	Ryder System, Inc.
●	FreightCar America, Inc	●	Terex Corporation
●	GATX Corporation	●	The Greenbrier Companies, Inc.
●	Herc Holdings Inc.	●	United Rentals, Inc.
●	The Manitowoc Company, Inc.	●	Wabash National Corporation
●	Meritor, Inc.	●	Westinghouse Air Brake Technologies Corporation
The Peer Survey Data is size-adjusted, regressed market data for base salary, target annual and long-term incentive compensation, and total target compensation obtained from the Aon Total Compensation Measurement Survey. As a point of reference when available for named executive officers, the HR Committee also reviewed the most recently available peer group proxy disclosure data for the 2022 peer companies in Table 3.
Compensation Approach
The Company’s executive compensation is designed to drive executive accountability for performance of the Company as a whole. This approach is reflected in the Company’s compensation program and contributes to a performance-driven culture where executives are expected to deliver results that promote the Company’s position as an industry-leading integrated railcar leasing, manufacturing, and services business. In setting 2022 compensation, the Company utilized the Peer Survey Data and generally targeted the total target compensation of its named executive officers between 15% above or below the 50th percentile of the Peer Survey Data.
The HR Committee realizes that benchmarking against the Peer Survey Data requires interpretation due to the potential differences in position scope. The HR Committee uses the Peer Survey Data benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidance, making adjustments to compensation levels based on such interpretations and what the HR Committee believes to be consistent with the overall compensation objectives of the Company and in the best long-term interests of the Company’s stockholders.
The Company’s compensation philosophy has proven to be appropriate and sufficient to attract, motivate, and retain the key executives needed to enhance the performance, profitability, and stockholder returns of the Company. The HR Committee considers the targeted range and develops a total target compensation amount for each named executive officer using the objectives described below and the Peer Survey Data as general guidelines. An individual’s total target compensation may be set at or below the 50th percentile if a named executive officer is relatively new to his or her current position. Total target compensation may be set above the 50th percentile if a named executive officer is a seasoned executive and has significant experience and achievements in his or her role at the Company or has extensive work experience in similar positions elsewhere that the HR Committee has determined provides additional value. See "Compensation Overview" above for factors influencing the HR Committee's compensation decisions.

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2022 Total Target Compensation
In establishing 2022 total target compensation, excluding any one-time awards, for the named executive officers, the HR Committee considered individual and Company performance, job responsibilities, alignment of the named executive officers’ and stockholders’ interests, the importance of retaining a seasoned team of key executives, the Peer Survey Data, peer group proxy disclosure data, and the CEO’s recommendations. Taking these factors into account, the HR Committee (and the independent directors, with respect to the CEO) established 2022 total target compensation for each named executive officer.
In the aggregate, the 2022 total target compensation for the named executive officers other than the CEO was at the targeted range midpoint. The CEO's total target compensation was 1% below the targeted range midpoint. Table 4 shows the CEO and aggregate 2022 total target compensation for named executive officers other than the CEO compared to a range of 15% above or below the 50th percentile of the 2022 Peer Survey Data for current named executive officer roles. See “Components of Compensation” for further discussion on the establishment of each component of compensation.
Table 4: CEO and Aggregate (Excluding CEO) Total Target Compensation(1)
(1)Excludes one-time equity awards described in "Time-based Restricted Stock Unit Grants in 2022.
For the named executive officers, the HR Committee considered the Company’s and each named executive officer’s 2021 performance when (i) setting 2022 target compensation for the named executive officers other than the CEO and (ii) recommending the CEO's 2022 target compensation to the independent directors. The named executive officers provided the leadership and management that were pivotal to the Company's success in 2021. The following individual performance factors were applicable in (i) determining 2022 compensation for named executive officers other than the CEO and (ii) recommending the CEO's 2022 compensation to the independent directors:

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Ms. Savage - her excellent leadership, sound judgment, and business acumen in leading the Company through the complexities and challenges associated with the pandemic, a cyclical downturn, and ongoing optimization efforts, which produced solid results for stockholders;
Mr. Marchetto - his long tenure in the Company’s business, having held executive positions in the areas of finance, sales, administration, leasing, and commercial activities; and significant rail industry experience. In 2020, Mr. Marchetto became CFO and since has completed extensive financing activities and balance sheet optimization to successfully lead the strategic efforts associated with the company's financial performance.
Ms. Teachout - her significant contributions with regard to the Company’s legal activities, including her successful oversight of the Company’s litigation since joining the Company. Ms. Teachout has significant legal expertise that greatly benefits the Company’s business. In 2022, Ms. Teachout took on responsibility for oversight of the Company's cybersecurity function.
Mr. Mitchell - his long tenure in the Company holding various senior business leadership roles. Since 2019, he has served as Executive Vice President and Chief Commercial Officer where he has made significant contributions. In August 2022, Mr. Mitchell assumed additional responsibilities that included customer services operations to provide complete management of the customer experience, in addition to managing the lease fleet portfolio.
Mr. Poet - his more than 30 years of manufacturing and leadership experience includes all facets of industrial manufacturing and equipment services. Since joining the Company in 2020, he has led numerous transformational initiatives. In October 2021, Mr. Poet assumed additional responsibilities and was promoted to Executive Vice President of Operations and Support Services. In August 2022, Mr. Poet assumed additional responsibilities for the maintenance operations of the lease fleet.
In addition to the above performance-related factors, the HR Committee considered the executive compensation program design features shown in Table 2 above in setting each component of compensation. Prior to 2022 compensation adjustments, total target compensation for Ms. Savage, Mr. Marchetto, and Mr. Mitchell were within the targeted range, while total target compensation for Ms. Teachout was above the target range. Total target compensation for Mr. Poet was below the targeted range, which was the basis for the adjustments made to his 2022 compensation. Mr. Poet and Mr. Mitchell assumed significant additional management responsibilities in August 2022, which was the basis for the pro-rated compensation increases at that time. The HR Committee believes the 2022 total target compensation levels for the named executive officers were appropriate.
Components of Compensation
The Company’s 2022 executive compensation program has three key components:
•a base salary;
•an annual incentive; and
•a long-term incentive.
At the direction of the HR Committee, the Compensation Consultant met with Company management to discuss the scope and complexity of responsibilities, level of revenue responsibility, and internal reporting relationships for the Company’s named executive officers. Following these discussions, the Compensation Consultant determined the reference points from the Peer Survey Data for base salary, target annual incentive compensation, target

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long-term incentive compensation, and total target compensation of each named executive officer as compared to the 50th percentile of the Peer Survey Data.
After discussions with the HR Committee and Company management and a review of the Peer Survey Data, the Compensation Consultant provided comparative compensation data for each named executive officer position. The HR Committee considered the Compensation Consultant’s analyses and the CEO’s compensation recommendations for each named executive officer.
Set forth below are the components of total target compensation, how these components were applied to each named executive officer, and an analysis of why such amounts were set or paid. Although the HR Committee generally utilized the range of 15% above or below the 50th percentile of the Peer Survey Data for each component of compensation as a reference point, the HR Committee does not target each component within that particular range as it does generally with total target compensation. In establishing each component of compensation for the named executive officers, the HR Committee considered the same factors as it did for establishing total target compensation, as well as any additional factors noted below.
Base Salary
Base salary is intended to attract, motivate, and retain key executives by providing a consistent level of pay that appropriately and fairly compensates the executive for the breadth, complexity, and scope of responsibility inherent in the position. After evaluating the market compensation data, the CEO discusses with the HR Committee the CEO's evaluation of each named executive officer, excluding the CEO. The discussion includes performance for the past year; highlights of specific achievements; changes in the breadth, complexity, or scope of responsibilities that have occurred or will occur in the next year; operating results; organizational improvements; and relative pay equity among the named executive officers. As noted above, the CEO’s compensation is established by the independent members of the Board.
2022 Base Salary
In light of (i) the Company's strong performance given the economic challenges, (ii) the individual performance factors set forth under the "2022 Total Target Compensation," and (iii) the importance of retaining key executives, after review of the Peer Survey Data, the annualized 2022 base salaries for the named executive officers were set at the amounts listed below.

Named Executive Officer	2022 Base Salary Amount

E. Jean Savage	$900,000
Eric R. Marchetto	$578,860
Sarah R. Teachout	$463,500
Gregory B. Mitchell [1]	$458,758
Kevin Poet [2]	$455,667
(1)Mr. Mitchell's base salary is pro-rated as it was increased in August 2022 to $500,000 upon assuming additional management responsibilities.
(2)Mr. Poet's base salary is pro-rated as it was increased in August 2022 to $500,000 upon assuming additional management responsibilities.

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Setting Incentive Compensation Performance Goals
The following discussion contains statements regarding future performance goals. These statements are solely disclosed in the limited context of the Company’s compensation program and should not be considered as statements of the Company’s expectations or estimates. The Company specifically cautions investors not to apply these statements to other contexts.
The Company approaches goal setting throughout its business cycle by considering its business plan forecast over the relevant performance period for each incentive program and the Company’s historical incentive plan payouts, to strike a balance among motivational goals and business conditions. To set 2022 performance levels, the Company leverages its operating and strategic plan forecasts for the respective incentive plan performance period. Incentive targets for 2022 were established by the HR Committee for the named executive officers, other than Ms. Savage, and recommended by the HR Committee to the independent directors regarding Ms. Savage, based on several important factors, including:
•historical, current, and forecasted business and industry performance;
•an evaluation of the Company’s current placement in its multi-year business cycle, and the business challenges associated with local labor and global supply-chain challenges;
•a review of Peer Survey Data in support of the HR Committee’s objective of delivering competitive pay throughout the Company’s business cycle;
•the volatile nature of the Company’s earnings, common within the cyclical industries the Company serves; and
•recognition of the individual performance factors set forth under “2022 Total Target Compensation.”
Because the Company is a cyclical business, its goal-setting philosophy for the annual incentive program is based on its annual operating plan, while the long-term goal setting process encourages performance improvement over a longer period. The annual goal setting process seeks strong performance throughout each business cycle. When the business cycle indicates that the performance opportunity may be lower than prior years due to economic conditions, incentive plan targets may be lower than prior years’ targets. The Company’s goal setting process is structured so that its incentive compensation programs provide significant motivation to achieve considerable results within the current business cycle. The long-term goal setting process strives for long-term company performance that rewards stockholders and aligns annual decisions to the long-term business plan. This goal setting philosophy has been in place for many years, and has served to drive effective results for stockholders as illustrated by the Company’s long-term performance.
The HR Committee believes that (i) the threshold performance level should be set such that a participant will not earn incentive compensation until a significant portion of target performance is attained; (ii) the target performance level should represent a considerable but reasonable level of performance; and (iii) the maximum performance level should represent an aggressive level of performance that will be difficult to achieve. The amount of incentive compensation earned is linearly interpolated for Company performance falling between the specified performance levels.
Once the HR Committee has established performance levels for incentive compensation, it receives regular updates throughout the year regarding the Company’s progress with respect to the performance levels and potential payouts under the incentive compensation programs. The HR Committee also continually assesses

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whether it believes the programs are producing the desired results. At the end of each year, the HR Committee reviews the results of the programs and further assesses the effectiveness of the programs over the preceding year. This review forms the foundation for the incentive compensation programs for the coming year.
2022 Annual Incentive Compensation
The HR Committee may adjust, from year to year, the performance metrics, performance levels, or other elements of the annual incentive compensation program (referred to as “AIP”) with the objective of assuring management’s focus on appropriate performance metrics. The HR Committee also may choose to: (i) modify or discontinue the AIP at any time, overall or as to any one or more named executive officers, including non-payment or partial payment of incentive compensation or granting equity in lieu of cash compensation, with or without notice; (ii) modify a named executive officer’s AIP target if his or her responsibilities change significantly; (iii) reduce a named executive officer’s annual incentive compensation on a discretionary basis for failing to meet job performance expectations; (iv) recoup all or any portion of annual incentive compensation under circumstances where the Company restates its financial statements; or (v) remove named executive officers from the AIP at any time. The HR Committee may remove any unusual, infrequently occurring, or non-recurring items of income or expense from the calculation of financial goal attainment and incentive compensation.
2022 Annual Incentive Compensation Targets
In recognition of the individual performance factors set forth under "2022 Total Target Compensation," recognizing the importance of retaining and motivating key executives, and after reviewing Peer Survey Data, the HR Committee approved the 2022 annual incentive compensation targets.
Both Mr. Mitchell and Mr. Poet received a pro-rated increase to their 2022 target annual incentive in August to recognize their significantly increased management responsibilities.
The HR Committee approved 2022 AIP targets as follows:

Named Executive Officer	2022 Annual Incentive Target

E. Jean Savage	$1,035,000
Eric R. Marchetto	$450,000
Sarah R. Teachout	$320,000
Gregory B. Mitchell[1]	$305,000
Kevin Poet[2]	$320,833
(1)Mr. Mitchell's target 2022 annual incentive opportunity was increased to $340,000 in August, pro-rata for the remainder of 2022, to recognize a significant increase in management responsibilities.
(2)Mr. Poet's target 2022 annual incentive opportunity was increased to $350,000 in October, pro-rata for the remainder of 2022, to recognize a significant increase in management responsibilities.

Ms. Savage’s potential annual incentive compensation was greater than the other named executive officers since she had ultimate responsibility for the overall success of the Company. To moderate the impact of base salary adjustments on other components of compensation, and to facilitate comparisons to market data, a specified dollar amount was used for annual incentive compensation targets rather than a percentage of base salary.

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2022 Annual Incentive Compensation Performance Levels and Payouts
In performing its annual review of the Company’s incentive compensation programs, the HR Committee determined that applying Company-wide goals has been highly effective in achieving a desired level of accountability for the success of the Company as a whole. The HR Committee believed that emphasizing both PBT growth and returns was important as the Company continued to seek operational efficiencies and cost reductions. Employing PBT as the primary financial metric also emphasized earnings. Accordingly, the HR Committee approved PBT as the primary financial performance metric for the Company’s 2022 AIP program, weighted 65% of an executive’s target AIP, which was reduced from 70% in 2021 in order to increase the weighting of the 2022 Operating Plan Priorities Scorecard (the "Scorecard") metric to drive a balanced operational approach to achieving the Company's financial performance. PBT is defined as income (loss) from continuing operations before income taxes.
The threshold performance level of PBT is intended to motivate participants to achieve a significant percentage of target. Given the challenging business environment and the continuing impacts of the pandemic, the threshold performance level of PBT was set at 65% of the PBT target performance level. By attaining the threshold PBT performance level, participants would earn 25% of the PBT portion of their annual incentive compensation target.
The target PBT performance level was increased from 2021 as a result of the improving economy and the demand for rail products and services. The maximum performance payout level of PBT was set at 120% of the target PBT performance level (as it was in 2021) and would be achieved only if extraordinary results were achieved in 2022. Table 5 below provides the threshold, target, and maximum PBT performance levels for the 2022 AIP. Table 5 also shows the potential payout opportunities as a percent of the annual incentive compensation target for the named executive officers.
Cash From Operations was the second financial metric in 2022 and is weighted 15% of a named executive officer's target AIP. The target for this metric was set above the actual performance level achieved in 2021, but below the 2021 target level as a result of the Company's strategic decision to increase inventory in response to global supply chain challenges. This metric is well-aligned with the Company's cash flow goals and the key performance indicators shared with investors. In considering the Cash From Operations target, the HR Committee excluded any impact from the receipt of tax refunds that were expected to be received during the performance period.
The remaining 20% of the 2022 target AIP was based on a quantitative evaluation of the success of achieving the Scorecard goals. The Scorecard included key metrics associated with: financial optimization of the balance sheet and lease fleet investments, efficiency metrics associated with lease fleet management and manufacturing operations, the growth of new products and services, and a focus on safety, diversity and inclusion, and other workforce-related metrics. For 2022, the performance of the Scorecard was qualitative and, as a result, the payout of this portion of the AIP could range from 0% to 40% of the 2022 target AIP.
For 2022, the AIP program continued the pay-for-performance design feature from 2021 that allowed for payout differentiation among departments, to recognize high-performing departments, and increase a sense of ownership and accountability of the Scorecard metrics managed by the respective departments within the Company. This was achieved by permitting the CEO to differentiate the performance result of the Scorecard metric among the Company departments based on their performance on the Scorecard components they managed. All employees within a Company department received the same performance result for the Scorecard component based on the CEO assessment. The philosophy was further reinforced in 2022 by allowing managers to further differentiate the AIP award that each employee received based on individual employee performance. The aggregate amount of AIP

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payable to all participants based on the overall scorecard metric could not be increased as a result of the performance differentiation.
See the “Grants of Plan-Based Awards Table” for more information on possible AIP payments to the named executive officers.
Table 5: 2022 Annual Incentive Performance Levels and Payout Opportunities ($ in millions)

	Threshold	Target	Maximum	2022 Actual

65% - Profit Before Tax ($M)	$80	$123	$148	$120
Named executive officer PBT AIP payout opportunity as a percentage of target	25%	100%	200%	95%
15% - Cash From Operations ($M)	$155	$239	$286	$6
Named executive officer Cash From Operations payout opportunity as a percentage of target	25%	100%	200%	—%
20% - Success in achieving goals of 2022 Operating Plan Priorities Scorecard	N/A	100%	200%	95%
2022 actual payout level				80.5%
The Company exceeded the PBT threshold, achieving $120.0 million. The HR Committee approved the exclusion of any impact from (i) gains on insurance recoveries associated with the Cartersville facility tornado damage of $7.5 million; (ii) $0.4 million of income related to the sale and disposition of the Company's prior headquarters building; and included (iii) $1.4 million for acquisition related expenses. The HR Committee believes that these adjustments are appropriate because (1) these actions were in the best long-term financial interest of the Company and stockholders and the financial impact resulting from these decisions should not positively or negatively impact the 2022 annual incentive payout, and (2) the AIP was performing as intended.
The Company did not meet the Cash From Operations threshold performance goal, which was significantly impacted by unanticipated supply chain material costs. The HR Committee did not make any adjustments in the Cash From Operations performance result.
The HR Committee evaluated the overall performance on the Scorecard goals and awarded 95%-of-target achievement. The CEO then exercised her discretion, consistent with the AIP program design, to adjust the department Scorecard achievement for the other named executive officers to 90% of the target. The CEO further exercised her discretion to adjust the individual performance modifier for Kevin Poet to 81% scorecard attainment due to production challenges during the year. The independent members of the Board evaluated the CEO's performance for the Scorecard and awarded 81% of target. Actual AIP payouts for the named executive officers are set forth below. The HR Committee believed that the 2022 AIP performed as designed.

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Named Executive	2022 Annual Incentive Performance	2022 Annual Incentive Performance Payout

E. Jean Savage	77.7%	$804,195
Eric R. Marchetto	79.5%	$357,750
Sarah R. Teachout	79.5%	$254,400
Gregory B. Mitchell	79.5%	$242,475
Kevin Poet	77.7%	$249,287
Long-Term Incentive Compensation
Long-term incentive compensation is a key part of the total target compensation for executives and is provided through the stockholder-approved Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Stock Plan”). The overarching purpose of LTI is to align executives’ interests with those of the Company’s stockholders and motivate executives to create long-term stockholder value by improving the Company’s earnings and returns through a variety of strategic and operational initiatives.
For 2022, the HR Committee established a target level of LTI (the “target LTI”) for each of the named executive officers. The target LTI for each named executive officer was set as a specified dollar amount. Each target LTI grant was calculated by dividing the target LTI dollar amount by the closing stock price on the date of grant.
A named executive officer’s target LTI grant can be composed of multiple types of long-term incentives. The 2022 target LTI grants made to the named executive officers were comprised of 60% performance-based restricted stock units (“Performance Units”) for the 2022-2024 performance period, and 40% time-based restricted stock units. The purpose of Performance Units is to help hold named executive officers accountable for the performance of the Company as a whole. As shown in Table 6 below, the Company’s use of 60% Performance Units in 2022 compares favorably to the performance-based LTI opportunity made by the 2022 compensation benchmarking peer group, and is consistent with the 2021 design.
The HR Committee makes additional time-based awards to the named executive officers when it determines that such awards will be helpful to retain the officers. To make this determination, the HR Committee considers a number of factors, including historical time-based awards provided, the officer’s tenure with the Company, the officer’s performance in his or her respective role, and the criticality of the officer’s retention to achieve future strategic objectives.

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Table 6: Average Weighting of LTI Awards

2022 Long-Term Incentive Compensation Targets
Given the improving business performance in 2021, LTI target values were increased taking into consideration the executive's performance, and Peer Survey Data to ensure the executive's target total compensation was aligned with the executive compensation program objectives. The 2022 LTI target for Mr. Poet was increased to recognize his significant increase in responsibilities that occurred in October 2021, to recognize his strong performance, to maintain market-competitive levels, and to strengthen retention.
The HR Committee approved the following target LTI award amounts:

Named Executive	2022 LTI Target Amount

E. Jean Savage	$3,600,000
Eric R. Marchetto	$980,000
Sarah R. Teachout	$750,000
Gregory B. Mitchell	$380,000
Kevin Poet	$500,000
To moderate the impact of base salary adjustments on other components of compensation and to facilitate comparisons to market data, a specified dollar amount was used for long-term incentive compensation targets rather than a percentage of base salary. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

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Performance Unit Component
The Company uses a performance-based restricted stock unit program (the “Performance Unit Program”) for the performance-based component of the named executive officers’ target LTI grants. This program is designed to (i) increase the visibility of the long-term incentive performance goals for the program’s participants, (ii) align their efforts toward achieving these goals, and (iii) reinforce pay for performance linkage through settlement of awards soon after the end of the relevant performance period.
The Company’s attainment of the performance levels determines the number of units ultimately earned and vested following the end of the performance period. These units are non-voting and do not receive dividends during the performance period. The number of vested units is paid in a like number of shares of the Company's common stock.
Performance Unit Component Performance Levels
In 2022, the HR Committee established three-year TSR relative to the S&P MidCap 400 and three-year average return on equity ("ROE") as the performance metrics for the 2022-2024 performance period, each representing 50% of the named executive officer’s target performance-based LTI grant. These metrics and their weighting are consistent with performance awards for the 2021-2023 performance period. The HR Committee established the 2022-2024 relative TSR performance levels as (i) threshold of 25th percentile; (ii) target of 50th percentile; and (iii) maximum of 75th percentile, which are unchanged from 2021-2023 relative TSR performance levels and are consistent with the relative TSR performance threshold, target, and maximum levels established by several of the Company's peers.
The HR Committee defined ROE as PBT, adjusted for non-controlling income or loss, divided by equity. “Equity” is defined as total stockholders' equity, excluding non-controlling interests, adjusted for accumulated other comprehensive income or loss. Any share repurchases executed during the performance period reduce stockholders’ equity. The HR Committee established the 2022-2024 three-year average ROE threshold, target, and maximum performance levels as 9.0%, 12.5% and 14.5%, respectively. These performance levels remain the same as those applicable in 2021-2023 and were set after a rigorous analysis of leasing industry ROE history, the Company’s ROE history, and the Company's three-year financial forecast. Please refer to “Incentive Compensation Overview” for a description of the HR Committee’s performance goal-setting process.
Table 7: Performance Levels for the Performance Unit Program

Performance Unit Component	Performance Period	Threshold	Target	Maximum

Relative Total Stockholder Return	2019-2021 2020-2022 2021-2023 2022-2024	25th	50th	75th
Return on Equity (ROE)	2019-2021	8%	10%	12.5%
Return on Equity (ROE)	2020-2022 2021-2023 2022-2024	9%	12.5%	14.5%

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Performance Unit Program Grants in 2022
In 2022, the named executive officers were granted 60% of their respective target LTI as Performance Units, which is a heavier weighting than our peer average of 55% as shown in Table 6. At the end of the 2022-2024 performance period, for both three-year relative TSR and three-year average ROE components combined, the named executive officers can earn from 30% of the target grant at the threshold performance level up to 200% at the maximum performance level. If the Company achieves target relative TSR and target ROE, the named executive officers will retain 100% of their grant. The named executive officers will retain 0% of the target grant if the Company does not achieve the threshold performance levels. For Company performance falling between the performance levels, the amount of the grant awarded is linearly interpolated. See the “Grants of Plan-Based Awards Table” for the specific number of Performance Units granted to each named executive officer in 2022 under the Performance Unit program. The relative TSR portion of the 2022 Performance Unit payout is capped at 100% of target if the three-year annualized relative TSR is negative over the performance period.
Time-Based Restricted Stock Unit Grants in 2022
In 2022, the named executive officers were granted 40% of their respective target LTI as time-based restricted stock units. Time-based restricted stock units are considered "at risk" compensation because they are significantly influenced by share performance. These grants reflect the HR Committee’s desire for long-term retention of the key executives. These time-based restricted stock units are expected to vest ratably in May 2023, May 2024, and May 2025 if the named executive officer remains an employee with the Company on such dates or if a named executive officer retires at least six months after grant date and attains age sixty and ten years of service. This vesting schedule was modified from the 2021 time-based restricted stock unit grant based on competitive market practice and alignment with peers. These units are non-voting and do not receive dividends during the vesting period. The dividends are accrued during the vesting period and paid at the time of vesting.
In 2022, the Company made a one-time equity award of 12,428 time-based restricted stock units (grant-date fair value of $300,000) to Mr. Mitchell in recognition of his increased responsibilities and to enhance his pay position relative to competitive compensation information for his expanded role. This grant will cliff-vest in September 2025, if he remains employed with the Company on the vesting date.
2019-2021 Performance Unit Performance
Performance levels for the 2019-2021 Performance Unit grants were weighted equally among TSR relative to the S&P MidCap 400, and the three-year average annual ROE for the 2019-2021 performance period as shown in Table 7 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance. Performance for the 2019-2021 performance period for relative TSR was 103% of target based on attaining the 51st percentile as compared to the S&P MidCap 400 companies' performance during the same period. The ROE performance for the three-year performance period was below threshold, and thus attained 0% of target. The HR Committee did not exercise any positive or negative discretion regarding the Performance Units for 2019-2021.
2020-2022 Performance Unit Performance
Performance levels for the 2020-2022 Performance Unit grants were weighted equally among TSR relative to the S&P MidCap 400, and the three-year average annual ROE for the 2020-2022 performance period as shown in Table 7 above. Participants had an opportunity to earn from 30% of the target grant by attaining threshold performance to 200% of the target grant by attaining maximum performance. Performance for the 2020-2022 performance period for relative TSR is expected to be assessed at 200% of target based on attaining the 75th percentile as compared to the S&P MidCap 400 companies' performance during the same period. The ROE

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performance for the three-year performance period was below threshold, and thus expected to attain 0% of target.
Executive Perquisites
The Company has no executive perquisite allowance program. Named executive officers are encouraged to have a physical examination each year that is paid for by the Company. Starting in 2023, the Company has engaged a third party to provide financial planning services for its named executive officers and other members of management.
Post-employment Benefits
The Company’s retirement, savings, and transition compensation plans are designed to assist executives in the transition from active employment. The HR Committee believes these plans assist in recruiting and retaining senior executives and facilitate employment transition. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and transition compensation plans for the named executive officers consist of the following:
•Trinity Industries, Inc. 401(k) Plan (the “401(k) Plan”) - a voluntary, tax qualified, defined contribution plan that covers most of our U.S. employees, including the named executive officers, and includes a Company match for a portion of each employee’s contribution.
The 401(k) Plan permits employees to elect to set aside a portion of their compensation (subject to the maximum limit on the amount of compensation permitted by the Internal Revenue Code of 1986, as amended (the "Code"), to be deferred for this purpose) in a tax exempt trust maintained pursuant to a retirement plan qualified under Code Section 401(a). The 401(k) Plan is a “safe-harbor” plan with eligible participants receiving company matching contributions of 100% of a participant’s deferred compensation not to exceed 6% of the employee’s compensation (subject to the maximum limit permitted by the Code).
•Trinity Industries, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) - a supplemental deferred compensation plan that includes certain employer contribution provisions for highly compensated employees, including the named executive officers, that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.
•Transition Compensation Plan (the “Transition Compensation Plan”) - a plan designed to facilitate a smooth transition when a senior executive separates from service with the Company. The Transition Compensation Plan is a long-term plan whereby an amount equal to 10% of a participant’s salary and annual incentive compensation was set aside each year in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (4.25% for 2022). Effective January 1, 2019, Company contributions to the Transition Compensation Plan were discontinued when the account balance reached two times January 1, 2019 base salary plus 2019 target annual incentive. Effective May 4, 2020, the Transition Compensation Plan was frozen to new participants and the annual 10% contribution of salary and annual incentive compensation ceased. The accounts will continue to earn interest at the annually approved rate. The account is payable to the participant in a lump sum or annual installments from one to 20 years as elected by the participant, commencing on the one-year anniversary of the participant’s separation from service, subject to compliance with the following conditions, unless in the event of the participant’s death, disability or a change in control (as such terms are defined in the Transition Compensation Plan):

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(i)The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the CEO, the Board, or its designee to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.
(ii)For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually agreed remuneration, regarding the Company’s business and financial affairs.
(iii)For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the CEO, the Chairman of the HR Committee, the Board, or its designee.
A breach of any of the foregoing conditions will cause the forfeiture of any remaining unpaid amounts. Notwithstanding the foregoing, in the event of a participant’s separation from service due to death, disability or a change in control of the Company, the conditions set forth above shall be of no force and effect. Payment will commence in accordance with the participant’s election. If no election is made, payment will be made as a lump sum on the one-year anniversary of the participant’s separation from service.
Named executive officers who participate in the Transition Compensation Plan are Mr. Marchetto and Ms. Teachout.
Change in Control Agreements
The Board has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to the interests of stockholders without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has a change in control agreement with each of the named executive officers. The original agreements had three-year terms and may be extended. The agreements provide for payment to the named executive officers of a lump sum equal to two times (three times for Ms. Savage) the executive’s base salary plus the target annual bonus in effect upon the change of control, or if higher, at the time of termination. The severance benefits provided by the change in control agreements also include, for 24 months after termination, continuation of all medical, dental, vision, health, and life insurance benefits being provided to the named executive officer at the time of termination of employment and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.
The change in control agreements contain a “double trigger” provision that requires both a change in control of the Company and a qualifying termination of the named executive officer’s employment before cash compensation will be paid under the agreement. A qualifying termination of employment must be in connection with a change in control or within two years following a change in control where the named executive officer is terminated without “cause” or the named executive officer terminates his or her employment for “good reason” (a “Qualifying Termination”). In addition, the agreements contain a non-compete provision to protect the Company’s business goodwill. Further, the named executive officer is required to execute a release of claims against the Company to receive compensation under the agreement.
The change in control agreements provide for the single trigger of a change in control for vesting of equity awards granted prior to January 1, 2019 and provide for the Qualifying Termination double-trigger for vesting of equity

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awards granted on or after January 1, 2019. Vesting of retirement and deferred compensation benefits under the Company’s non-qualified retirement and deferred compensation plans is accelerated upon the Qualifying Termination double trigger.
The change in control agreements do not include excise tax gross ups. Instead, if any payment to which the named executive officer is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the named executive officer shall be solely responsible for the payment of all income and excise taxes due from the named executive officer and attributable to such payment, with no right of additional payment from the Company as reimbursement for any excise taxes.
The Company considers the compensation payable under the agreements upon specified events of termination following a change in control to be appropriate in light of the businesses in which it is engaged, the limited number of companies in many of those businesses, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements is considered appropriate. These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation. The change in control severance benefits are discussed in the Compensation of Executives section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than the change in control agreements.
Health and Welfare Benefits
The Company-supported medical plan; life insurance; short-term and long-term disability plan; employee-paid dental, vision, critical illness insurance; and supplemental life insurance are substantially similar for the named executive officers as for all other full-time employees. The Company does not provide health benefits to retirees.
Compensation-Related Policies and Positions
Internal Equity Regarding CEO Compensation
The HR Committee follows the same processes and methods disclosed herein to establish the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for the CEO. As noted previously, the CEO is compared to other executives in comparable positions in the Peer Survey Data. Since the CEO of the Company has a unique and greater set of responsibilities as compared to the other named executive officers, including ultimate responsibility for the overall success of the Company, the Board does not consider the CEO’s compensation to be comparable to the compensation of the other named executive officers.
Recoupment on Restatement
The Board has adopted a Company policy that allows payouts to be recouped under annual and/or long-term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud, or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide its decisions.
Stock Ownership Requirements; Anti-Hedging/Anti-Pledging Policy
The Company's stock ownership requirements require the CEO to maintain ownership of Company Common Stock valued at six times base salary, the other named executive officers at three times base salary, and the Board at five times annual cash retainer. Stock ownership is defined as (i) stock owned without restrictions; (ii) shares or units granted on which restrictions remain, including restricted shares that vest at retirement; (iii) shares or share

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equivalents held in a qualified or non-qualified profit sharing plan; and (iv) equivalent shares determined from vested, in-the-money stock options. Individuals subject to the stock ownership requirements have five years to achieve compliance with the ownership requirements, subject to extensions in limited circumstances. Prior to achieving compliance by the applicable compliance date, the named executive officers may sell up to 50% of shares received from each award that vests after becoming subject to stock ownership requirements. The named executive officers and the directors are all in compliance with the Company’s stock ownership requirements or are within the time period allowed to achieve compliance.
The Company has also adopted a policy prohibiting officers, directors, such additional persons as may be recommended by the Company’s Disclosure Committee and approved by the CEO and CFO, and their respective related persons from (i) selling Company securities short, (ii) pledging or hypothecating any Company securities (e.g., using such securities for margin loans or to collateralize other indebtedness), or (iii) engaging in derivative transactions, including without limitation hedging, puts, and calls, involving Company securities. Other than with regard to the specified persons above, the Company does not have a policy regarding the ability of its employees to hedge or pledge Company securities, including with respect to the types of transactions identified in Item 407(i)(1) of Regulation S-K.
Tax Deductibility under Code Section 162(m)
Section 162(m) of the Code generally imposes a $1 million deduction limitation on compensation paid to certain executive officers of a publicly-held corporation during the year. The executive officers to whom the Section 162(m) deduction limit applies include the Company’s Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The HR Committee reserves discretion to award compensation that is not deductible under Section 162(m), as the HR Committee deems appropriate.
Conclusion
The HR Committee believes the executive compensation program provides appropriate incentives for each named executive officer to strive for the Company’s achievement of exceptional operating results and concurrent preservation of, and improvements to, the Company’s financial condition, thereby clearly aligning each executive’s potential compensation with the long-term interests of stockholders. In summary, the Company’s executive compensation program contributes to a high-performance culture in which executives are expected to deliver results that promote the Company’s position as an industry-leading integrated railcar leasing, manufacturing, and services business.
Human Resources Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Human Resources Committee
Leldon E. Echols, Chair
Robert C. Biesterfeld Jr.
John J. Diez
Tyrone M. Jordan
S. Todd Maclin

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Compensation of Executives
Summary Compensation Table
The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation programs.
The “Summary Compensation Table” below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2022, 2021, and 2020.
Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Stock Options ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

E. Jean Savage Chief Executive Officer and President	2022	$900,000	$3,765,420	$—	$804,195	$1,225	$22,500	$5,493,340
	2021	850,000	3,613,344	—	1,064,413	3,580	47,860	$5,579,197
	2020	741,026	4,361,717	1,578,000	110,925	5,586	70,828	$6,868,081
Eric R. Marchetto Executive Vice President and Chief Financial Officer	2022	578,860	1,025,053	—	357,750	1,154	22,636	$1,985,453
	2021	562,000	1,035,504	—	563,512	2,658	36,847	$2,200,521
	2020	562,000	2,050,047	—	67,500	3,374	54,885	$2,737,806
Sarah R. Teachout Executive Vice President and Chief Legal Officer	2022	463,500	783,723	—	254,400	880	36,048	1,538,551
	2021	450,000	722,686	—	400,720	2,033	22,591	1,598,030
	2020	450,000	732,825	—	48,000	2,560	40,252	1,273,637
Gregory B. Mitchell Executive Vice President and Chief Commercial Officer	2022	458,758	697,517	—	242,475	—	35,535	1,434,285
	2021	405,000	404,485	—	268,750	—	17,400	1,095,635
	2020	405,000	560,170	—	32,250	—	9,975	1,007,395
Kevin Poet Executive Vice President, Operations and Support Services	2022	455,667	523,128	—	249,287	—	18,300	1,246,382
	2021	361,987	469,687	—	266,103	—	89,099	1,186,876
(1)For Savage, Marchetto, Teachout, and Mitchell $45,000; $23,806; $46,646; and $67,946, respectively, of the above amount was deferred pursuant to the Deferred Compensation Plan and also is reported in the “Nonqualified Deferred Compensation Table.”
(2)Equity awards are the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 13 of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2022. The amounts reported above include grants of performance-based restricted stock units under the Performance Unit program for the 2022-2024 performance period at target value for Savage $2,325,398; Marchetto $633,042; Teachout $483,698; Mitchell $245,493; and Poet $323,077. The potential maximum values for the grants under the Performance Unit program are for Savage $4,650,797; Marchetto $1,266,084; Teachout $967,397; Mitchell $490,987; and Poet $646,153.

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(3)Non-equity incentive plan compensation represents cash awards earned during 2022 under the 2022 Annual Incentive Program based on goal achievements. For 2022, for Marchetto and Teachout, $21,465 and $25,440; respectively, of the above amount was deferred pursuant to the Deferred Compensation Plan and is also reported in the "Nonqualified Deferred Compensation Table.”
(4)This column represents both changes in the 2005 Deferred Plan for Director Fees (the "Director Deferred Plan") for Ms. Savage, as well as above market earnings on deferred compensation for the named executive officers. For 2022 for Marchetto and Teachout, the above market earnings on nonqualified deferred compensation under the Transition Compensation Plan were $1,154 and $880, respectively. The above market earnings on the Director Deferred Plan for Savage was $1,225.
(5)The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:
All Other Compensation

Name	Year	Perquisites and Other Personal Benefits	Company Contributions to Defined Contribution Plans(1)	Executive Transition Compensation Plan(2)	Total All Other Compensation

E. Jean Savage	2022	$—	$22,500	$—	$22,500
	2021	—	47,860	—	47,860
	2020	69,165	1,663	—	70,828
Eric R. Marchetto	2022	—	22,636	—	22,636
	2021	—	36,847	—	36,847
	2020	—	33,902	20,983	54,885
Sarah R. Teachout	2022	—	36,048	—	36,048
	2021	—	22,591	—	22,591
	2020	—	23,652	16,600	40,252
Gregory B. Mitchell	2022	—	35,535	—	35,535
	2021	—	17,400	—	17,400
	2020	—	9,975	—	9,975
Kevin Poet	2022	—	18,300	—	18,300
	2021	71,699	17,400	—	89,099
(1)Represents the Company’s matching amounts under the Company’s 401(k) Plan for 2022 for Savage $18,300; Marchetto $16,612; Teachout $15,983; Mitchell $18,300; and Poet $18,300 and under the Company’s Deferred Compensation Plan for 2022 for Savage $4,200; Marchetto $6,024, Teachout $20,065; and Mitchell $17,235.
(2)Effective May 4, 2020, the Transition Compensation Plan was frozen to new participants and the annual 10% contribution of salary and annual incentive compensation ceased.

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Grants of Plan-Based Awards
The following table summarizes the 2022 grants of equity and non-equity plan-based awards for the named executive officers.
Grants of Plan-Based Awards Table

		Estimated Possible Payouts and Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards Number of Shares of Stock or Awards (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold(5) (#)	Target (#)	Maximum (#)

E. Jean Savage
2022 AIP		$207,000	$1,035,000	$2,070,000
2022 LTI - Time Based	05/09/22							56,185	$1,440,022
2022 LTI - Performance ROE	05/09/22				12,642	42,139	84,278		967,933
2022 LTI - Performance TSR	01/03/22				10,644	35,480	70,960		1,357,465
Eric R. Marchetto
2022 AIP		90,000	450,000	900,000
2022 LTI - Time Based	05/09/22							15,295	392,011
2022 LTI - Performance ROE	05/09/22				3,441	11,471	22,942		263,489
2022 LTI - Performance TSR	01/03/22				2,898	9,659	19,318		369,553
Sarah R. Teachout
2022 AIP		64,000	320,000	640,000
2022 LTI - Time Based	05/09/22							11,706	300,025
2022 LTI - Performance ROE	05/09/22				2,634	8,779	17,558		201,654
2022 LTI - Performance TSR	05/09/22				281	937	1,874		29,375
2022 LTI - Performance TSR	01/03/22				1,981	6,604	13,208		252,669

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		Estimated Possible Payouts and Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards Number of Shares of Stock or Awards (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold(5) (#)	Target (#)	Maximum (#)

Gregory B. Mitchell
2022 AIP		61,000	305,000	610,000
2022 LTI - Time Based	05/09/22							5,931	152,012
2022 LTI - Time Based	09/07/22							12,428	300,012
2022 LTI - Performance ROE	05/09/22				1,334	4,448	8,896		102,171
2022 LTI - Performance TSR	01/03/22				1,124	3,746	7,492		143,322
Kevin Poet
2022 AIP		64,167	320,833	641,666
2022 LTI - Time Based	05/09/22							7,024	180,025
2022 LTI - Time Based	08/24/22							754	20,026
2022 LTI - Performance ROE	08/24/22				170	565	1,130		13,526
2022 LTI - Performance ROE	05/09/22				1,580	5,268	10,536		121,006
2022 LTI - Performance TSR	01/03/22				1,478	4,928	9,856		188,545
(1)Other than for awards granted in January, the grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved. Awards with a grant date of January 3, 2022 were approved by the HR Committee on December 9, 2021, for granting on the first trading day of the performance period.
(2)Represents the potential amounts payable in 2023 under the 2022 annual incentive program for attainment of performance goals. As previously noted, based on the components of PBT, Cash From Operations, and an evaluation of success vis-a-vis Scorecard goals, the awards under the 2022 annual incentive program paid at 77.7% of the overall performance target for Savage and Poet, and 79.5% of the overall performance target for Marchetto, Teachout, and Mitchell.
(3)For 2022 equity awards, represents the number of performance-based restricted stock units that were awarded in January 2022, May 2022 and August 2022 to each of the named executive officers as performance-based awards based on financial performance for 2022 through 2024. These units are earned and vest as discussed below.
(4)The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.
(5)Represents threshold payment if threshold relative TSR and ROE are achieved.

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Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table
The stock awards described in the “Summary Compensation Table” are the dollar amounts of the grant date fair value of the awards calculated in accordance with ASC Topic 718. The following discussion contains statements regarding future performance goals. These statements are solely disclosed in the limited context of the Company’s compensation program and should not be considered as statements of the Company’s expectations or estimates. The Company specifically cautions investors not to apply these statements in other contexts.
The equity awards granted in 2022 to the named executive officers were grants of 60% performance-based restricted stock units and 40% time-based restricted stock units, all granted pursuant to the Stock Plan. The performance-based restricted stock unit awards were made at the target amount for each named executive officer. Recipients of the performance-based restricted stock units will not earn any such units unless the Company achieves (i) threshold performance level of 25th percentile of the annualized relative TSR measured against the average three-year annualized TSR of the companies comprising the S&P MidCap 400 index or (ii) 2022-2024 three-year average ROE of 9.0%. Recipients may earn the following percentages of the target grant amount: (i) 30% of the target grant for threshold performance (25th percentile of relative TSR measured against S&P MidCap 400 index and 2022-2024 three-year average ROE of 9.0%); (ii) 100% of the target grant for target performance (50th percentile of relative TSR measured against S&P MidCap 400 index and 2022-2024 three-year average ROE of 12.5%); and (iii) 200% of the target grant for maximum performance (75th percentile of relative TSR measured against S&P MidCap 400 index and 2022-2024 three-year average ROE of 14.5%). For performance falling between the specified levels, the amount of units earned will be interpolated accordingly. During the performance period, recipients do not earn dividends on, and are not entitled to vote with respect to, the performance-based restricted stock units.
In 2022, the named executive officers were granted 40% of their respective target LTI compensation as time-based restricted stock units. These units were granted to reflect the HR Committee’s desire to ensure the long-term commitment of key executives to build stockholder value. These time-based restricted stock units will vest in ratably on May 15, 2023, 2024, and 2025 if the named executive officer remains an employee on such dates. During the vesting period, recipients do not earn dividends on, and are not entitled to vote with respect to, the time-based restricted stock units. Dividends on these units are accrued and paid upon vesting.
Each performance-based restricted stock unit earned will convert into either one share of Common Stock or the cash value of one share of Common Stock and vest on May 15, 2025. In the event of death or disability occurring prior to the third anniversary of the date of grant, the performance metrics will be assumed to have been met at target, with the actual number of shares to be awarded determined by multiplying the target grant by a fraction, the numerator of which is the number of days since the date of grant to the date of death or disability and the denominator of which is the number of days in the full performance period. In the event of a change in control of the Company, the performance metrics will be assumed to have been met at target level and the recipients will earn the target grant of units. In the event of retirement or termination without cause prior to the third anniversary of the date of grant, the number of performance-based restricted stock units earned will be based on the level of achievement for the entire performance period, multiplied by a fraction, the numerator of which is the number of days from the date of grant to the date of retirement or termination without cause, and the denominator of which is the number of days in the full performance period. However, in the event of such a retirement or termination without cause, all units earned (and shares payable with respect thereto) are subject to forfeiture, at the discretion of the HR Committee, if the recipient of the grant is affiliated in certain respects with a competitor, customer, or supplier of the Company.

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In 2022, the Company made a one-time equity award of 12,428 time-based restricted stock units (grant-date fair value of $300,000) to Mr. Mitchell in recognition of his increased responsibilities and to enhance his pay position relative to competitive compensation information for his expanded role. This grant will cliff-vest in September 2025, if he remains employed with the Company on the vesting date.
Non-equity incentive plan awards for 2022 to the named executive officers were based 65% on PBT of $120.0 million. As performance was below the threshold level, the named executive officers did not earn any 2022 AIP for the Cash From Operations metric, which was 15% of each participant's 2022 target AIP. The remaining 20% of each participant's 2022 target AIP was earned based on the success of achieving Scorecard goals.
See “Setting 2022 Annual Incentive Compensation Performance Levels” under “Compensation Discussion and Analysis” above for a description of the goals.
The Company has a 401(k) Plan that permits employees to set aside a portion of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a tax exempt trust maintained pursuant to a retirement plan qualified under Code Section 401(a). The 401(K) Plan is a “safe-harbor” plan with eligible participants receiving company matching contributions of 100% of a participant’s deferred compensation not to exceed 6% of the employee’s compensation (subject to the maximum limit permitted by the Code).
Base salary and annual incentive compensation in 2022 represented between 31.0% and 56.6% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

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Outstanding Equity Awards at Year-End
The following table summarizes as of December 31, 2022, for each named executive officer, the number of shares of unvested restricted stock and the number of shares underlying stock options. The market value of the stock awards was based on the closing price of the Common Stock as of December 31, 2022, which was $29.57.
Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

E. Jean Savage	300,000	21.61	2/17/2030	161,356		4,771,297		147,380	(3)	4,358,027	(3)
				132,014	(2)	3,903,654	(2)	155,238	(4)	4,590,388	(4)
Eric R. Marchetto				111,526		3,297,824		42,236	(3)	1,248,919	(3)
				42,246	(2)	1,249,214	(2)	42,260	(4)	1,249,628	(4)
Sarah R. Teachout				37,682		1,114,257		29,476	(3)	871,605	(3)
				29,484	(2)	871,842	(2)	32,640	(4)	965,165	(4)
Gregory B. Mitchell				50,736		1,500,264		16,498	(3)	487,846	(3)
				16,502	(2)	487,964	(2)	16,388	(4)	484,593	(4)
Kevin Poet				18,438		545,212		11,000	(3)	325,270	(3)
				—	(2)	—	(2)	21,522	(4)	636,406	(4)
(1)Stock options became exercisable on February 17, 2023.
(2)Represents the market value and actual number of performance-based shares to be awarded in 2023 upon certification by the HR Committee of the Board of the achievement of the financial performance goals for the cumulative performance in 2020-2022.
(3)Represents the 2021-2023 maximum TSR and 2021-2023 maximum ROE, and number or value, as applicable, of performance-based restricted stock units that could be earned if financial performance goals are achieved. The actual number of shares to be issued in 2024 will be based on the Company’s TSR and ROE from 2021 through 2023. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis — Long Term Incentive Compensation.”
(4)Represents the 2022-2024 maximum TSR and 2022-2024 maximum ROE, and number or value, as applicable, of performance-based restricted stock units that could be earned if financial performance goals are achieved. The actual number of shares to be issued in 2025 will be based on the Company’s TSR and ROE from 2022 through 2024. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis — Long Term Incentive Compensation.”

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(5)The following table provides the vesting date of unvested stock awards.

Vesting Date	E. Jean Savage	Eric R. Marchetto	Sarah R. Teachout	Gregory B. Mitchell	Kevin Poet

01/30/23	—	15,813	—	—	—
02/17/23	25,000	—	—	—	—
05/15/23	167,245	57,673	42,243	24,513	5,762
09/08/23	—	—	—	—	3,268
01/30/24	—	15,813	—	—	—
05/15/24	58,814	19,804	12,304	8,680	5,056
01/30/25	—	15,813	—	—	—
05/15/25	42,311	11,856	10,619	4,617	4,352
09/07/25	—	—	—	12,428	—
05/15/26	—	2,000	—	2,000	—
05/15/27	—	2,000	—	2,000	—
05/15/28	—	1,000	—	—	—
05/15/30	—	—	2,000	—	—
Retirement(a)	—	10,500	—	—	—
The earlier of age 65 or rule of 80(b)	—	1,500	—	13,000	—
(a)Grants of restricted stock which will vest upon the earlier of: (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.
(b)Grants which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) the executive officer's age plus years of service equal 80; (iii) death, disability, or change in control; or (iv) consent of the HR Committee after three years from the date of grant.

Additionally, as a result of the Company's spin-off of the business known as Arcosa, Inc. ("Arcosa"), certain equity awards made prior to November 1, 2018 were converted into awards denominated both in shares of Company Common Stock and in shares of Arcosa common stock. In addition to the Company awards identified in the above table, at the end of our 2022 fiscal year, certain of our named executive officers held equity awards denominated in shares of Arcosa common stock. The value of the Arcosa awards as of December 31, 2022, was $54.34 per share. The following table provides the vesting date of unvested stock awards denominated in shares of Arcosa common stock.

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Vesting Date(a)	Eric R. Marchetto	Sarah R. Teachout	Gregory B. Mitchell

05/15/23	333	—	—
05/15/24	888	—	666
05/15/25	—	667	—
05/15/26	666	—	666
05/15/27	666	—	666
05/15/28	333	—	—
05/15/30	—	666	—
Retirement(b)	3,500	—	—
The earlier of age 65 or rule of 80(c)	500	—	4,333
(a)There are no outstanding Arcosa equity awards for Savage and Poet.
(b)Grants of Arcosa restricted stock which will vest upon the earlier of: (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.
(c)Grants of Arcosa restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) the executive officer's age plus years of service equal 80; (iii) death, disability, or change in control; or (iv) consent of the HR Committee after three years from the date of grant.
Option Exercises and Stock Vested in 2022
The following table summarizes for the named executive officers in 2022 the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax. The named executive officers did not exercise any stock options in 2022.
Option Exercises and Stock Vested Table

Name	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

E. Jean Savage	25,000	$737,750
Eric R. Marchetto	25,707	631,878
Sarah R. Teachout	18,812	462,399
Gregory B. Mitchell	14,634	359,704
Kevin Poet	6,436	156,203

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Nonqualified Deferred Compensation
The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2022 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.
Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings (Losses) in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)

E. Jean Savage	$45,000	$4,200	$(20,035)	$154,380
Eric R. Marchetto	45,271	6,024	(196,796)	1,047,739
Sarah R. Teachout	72,086	20,065	(45,471)	435,767
Gregory B. Mitchell	67,946	17,235	(2,477)	85,829
(1)Salary and incentive compensation deferrals to the Deferred Compensation Plan. The amounts are also included in the “Summary Compensation Table” for 2022.
(2)Includes matching amounts under the Deferred Compensation Plan for Savage $4,200; Marchetto $6,024; Teachout $20,065; and Mitchell $17,235. These amounts are also included in the “Summary Compensation Table” for 2022.
(3)This column represents earnings (losses) in the Deferred Compensation Plan and the Transition Compensation Plan. Earnings (losses) in the Deferred Compensation Plan were: Savage $(20,035); Marchetto $(202,389); Teachout $(49,747); and Mitchell $(2,477). Earnings in the Transition Compensation Plan were: Marchetto $5,593; and Teachout $4,276. The amounts reported in this table for the Transition Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See footnote 4 to the “Summary Compensation Table.”
(4)This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan in 2020 for Marchetto $20,983; and Teachout $16,600; (ii) matching amounts under the Deferred Compensation Plan in 2021 for Marchetto $19,447; and Teachout $10,341; and in 2020 for Marchetto $25,589; and Teachout $14,116; and (iii) salary and incentive compensation deferrals to the Deferred Compensation Plan in 2021 for Marchetto $73,695; and Teachout $45,181; and in 2020 for Marchetto $33,500; and Teachout $49,800.

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Deferred Compensation Discussion
The Deferred Compensation Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the 401(k) Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and annual incentive pay contributed to the Deferred Compensation Plan, less any compensation matched under the 401(k) Plan, may be matched at 50% by the Company. Participants may choose from several mutual fund-like deemed investments. The Deferred Compensation Plan also includes a “company stock” investment alternative.
For amounts paid into the Deferred Compensation Plan on or after January 1, 2021, if appropriately elected, participants may structure their benefit payments as an in-service distribution (beginning at least two years after the end of the plan year in which the deferral was made) or distribution on termination of employment. Distributions may be paid, at the participant’s election, in the form of a lump sum payment or a series of annual installments (not to exceed 10). Payments made upon termination of employment will be paid out or commence distribution, in the case of installments, beginning six months after termination of employment. Amounts contributed to the Deferred Compensation Plan on or prior to December 31, 2020 will remain distributable under the provisions of the Deferred Compensation Plan in place at the time of such contribution(s).
Mr. Marchetto and Ms. Teachout participate in the Transition Compensation Plan, which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation was set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (4.25% for 2022). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the conditions set forth in “Compensation Discussion and Analysis – Components of Compensation – Post-Employment Benefits.” Effective in May 2020, the Transition Compensation Plan was frozen to new participants and the annual 10% contribution of salary and annual incentive compensation ceased.

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Potential Payments Upon Termination or Change in Control
Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by the Company, salaried employees have a death benefit equal to the lesser of 1 times their base salary or $500,000.
The Company’s long-term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.” Equity awards held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination, but vesting is accelerated on death, disability, and in some cases retirement. Pursuant to the terms of the Change in Control Agreement described below, equity awards, and benefits under the Deferred Compensation Plan, Transition Compensation Plan, and 401(k) Plan vest upon, as applicable, a change in control or a termination of employment following a change in control. The annual incentive compensation agreements also provide that in the event of resignation or a change in control, the named executive officers may be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.
The following table provides the dollar value of (i) accelerated vesting of equity awards and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability, or retirement on December 31, 2022. As of December 31, 2022, Ms. Savage held options to purchase 300,000 shares of the Company's common stock. No other named executive officer held stock options.

	E. Jean Savage	Eric R. Marchetto	Sarah R. Teachout	Gregory B. Mitchell	Kevin Poet

Death
Equity Awards(1)	$13,275,281	$5,544,281	$2,508,826	$2,575,043	$759,165
Annual Incentive Compensation(2)	804,195	357,750	254,400	242,475	249,287
Total	$14,079,476	$5,902,031	$2,763,226	$2,817,518	$1,008,452
Disability
Equity Awards(1)	$13,275,281	$5,544,281	$2,508,826	$2,575,043	$759,165
Annual Incentive Compensation(2)	804,195	357,750	254,400	242,475	249,287
Total	$14,079,476	$5,902,031	$2,763,226	$2,817,518	$1,008,452
Retirement
Equity Awards(1)	$10,716,315	$2,996,003	$1,772,427	$973,542	$427,906
Annual Incentive Compensation(2)	804,195	357,750	254,400	242,475	249,287
Total	$11,520,510	$3,353,753	$2,026,827	$1,216,017	$677,193
(1)Includes accelerated vesting of both Company and Arcosa equity awards.
(2)Assumes payment of 2022 annual incentive compensation at 77.7% of the target amount for Savage and Poet and 79.5% of the target amount for Marchetto, Teachout, and Mitchell.

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The Company has entered into a Change in Control Agreement (the “Agreement”) with each of the named executive officers.
The Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of the Company’s outstanding Common Stock or the combined voting power over the Company’s outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) the stockholders approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under the Compensation Discussion and Analysis section.
The Agreements have three-year terms, subject to extension. The Agreements contain a “double trigger” provision that requires both a change in control of the Company and a Qualifying Termination of the named executive officer’s employment before compensation will be paid under the Agreement. A Qualifying Termination must be for (i) reasons other than as a result of the executive’s death, disability, retirement, or termination of the named executive officer’s employment by the Company for “cause”; or (ii) termination of employment by the named executive officer for “good reason.”
The Agreement provides for the single trigger of a change in control for vesting of equity awards granted prior to January 1, 2019 and provides for the Qualifying Termination double-trigger for vesting of equity awards granted on or after January 1, 2019.
“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.
“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; or (x) any purported termination not conducted pursuant to a notice of termination by the Company.
The severance benefits provided by the Agreements also include, for 24 months after termination, continuation of all medical, dental, vision, health, and life insurance benefits which were being provided to the named executive officer at the time of termination of employment and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.

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If each named executive officer’s employment had been terminated on December 31, 2022 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

Name	Equity Awards(1)	Annual Incentive Compensation(2)	Cash Compensation(3)	Continuation of Benefits(4)	Total

E. Jean Savage	$15,537,158	1,035,000	5,805,000	17,221	$22,394,379
Eric R. Marchetto	6,170,496	450,000	2,057,720	46,876	8,725,092
Sarah R. Teachout	2,976,919	320,000	1,567,000	44,141	4,908,060
Gregory B. Mitchell	2,818,474	305,000	1,610,000	46,876	4,780,350
Kevin Poet	1,026,050	320,833	1,641,666	44,236	3,032,785
(1)Accelerated vesting of both Company and Arcosa equity awards.
(2)Assumes payment of 2022 annual incentive compensation at target amount.
(3)Represents cash lump sum equal to three times base salary and applicable bonus for Savage, and two times base salary and applicable bonus for Marchetto, Teachout, Mitchell, and Poet.
(4)Estimated cost of continuation for 24 months of medical and life insurance benefits and any additional income tax payable by the executive as a result of these benefits.

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DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2022. Mr. Anderson's services as a director ended in connection with the Company's 2022 Annual Meeting of Stockholders.
Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)

William P. Ainsworth	100,000	130,021	5,000	235,021
Jason G. Anderson	33,333	—	—	33,333
Robert C. Biesterfeld Jr.	35,333	87,121	106	122,560
John J. Diez	125,000	130,021	—	255,021
Leldon E. Echols	198,500	192,507	64,618	455,625
Tyrone M. Jordan	104,000	130,021	5,000	239,021
Veena M. Lakkundi	35,333	87,121	—	122,454
S. Todd Maclin	119,000	130,021	7,119	256,140
Dunia A. Shive	130,000	130,021	1,500	261,521
(1)Includes amounts deferred under the Director Deferred Plan.
(2)Stock awards are for restricted stock or restricted stock units awarded in 2022 and the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 13 of Item 8 of the Company’s Form 10-K for the year ended December 31, 2022.
(3)As of December 31, 2022, the directors had restricted stock units totaling as follows: Diez 15,899; Echols 62,158; Jordan 12,243; Lakkundi 3,609; and Shive 48,209.
(4)For Biesterfeld, Echols, and Maclin, includes dividend equivalents on stock units in the Director Deferred Plan. For Ainsworth, Echols, and Jordan, includes a $5,000 matching contribution, and for Shive, includes a $1,500 matching contribution, by the Company in their name pursuant to the Company’s program of matching charitable contributions. The maximum annual contribution that may be matched under that program is $5,000 per individual.
Director Compensation Discussion
Each director of the Company who was not a compensated officer or employee of the Company during 2022 received cash compensation in 2022 as follows:
•Board member - annual retainer of $70,000
•Independent Chairman of the Board - annual retainer of $125,000, to be paid in cash and/or equity, as selected by the Chairman
•Chairs of the Governance and Finance Committees - annual retainer of $15,000
•Chairs of the Audit and HR Committees - annual retainer of $20,000

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Director Compensation	TABLE OF CONTENTS
•Board meeting fee and committee meeting fee of $2,000 for each meeting attended
The Company paid directors a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the CEO or the Chairman of the Board.
The Board has established a cash equivalent value as a guide for annual equity compensation for directors of $130,000 and for 2022 used the share price on the date of grant as the basis for awards. Following their election at the Annual Meeting of Stockholders in May 2022, each director who was not also an executive officer of the Company was granted 5,073 restricted stock units or shares of restricted stock, with dividend equivalents, that are convertible into 5,073 shares of Common Stock upon departure from the Board. The share price used to calculate these awards at the time of granting was $25.63. The amount listed in the “Stock Awards” column of the “Director Compensation Table” is the grant date fair value dollar amount computed in accordance with ASC Topic 718. The grant date fair value for these awards was $25.63 per share. Upon joining the Board, a director receives a prorated grant, subject to a minimum of 50% of the previous annual grant amount.
Non-employee directors may elect, pursuant to the Director Deferred Plan, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (4.25% in 2022) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the NYSE on the last day of the quarter following the date that a payment is credited to the director’s account, or if the last day of the quarter is not a trading day, on the next succeeding trading day. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years, according to the director’s prior election.
Fees deferred pursuant to the Director Deferred Plan are credited to the director’s account monthly. Fees that are not deferred pursuant to the Director Deferred Plan are paid in cash quarterly, in arrears.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, the Company is providing the following information about the relationship of the median of the annual total compensation of its employees and the annualized total compensation of Ms. Savage, the CEO. To better understand this disclosure, it is important to emphasize that the Company’s compensation programs are designed to reflect local market practices across its operations. The Company strives to create a competitive compensation program in terms of both the position and the geographic location in which employees are located. As a result, the Company’s compensation programs vary among local markets to provide for a competitive compensation package.
As a result of a significant increase in the Company's workforce in 2022 vis-à-vis 2021, the Company utilized a different median employee than the prior year. As reported in the Company's Annual Report on Form 10-K, as of December 31, 2022, approximately 2,215 of the Company's employees were employed in the U.S. (approximately 24%) and 7,000 were employed in Mexico (approximately 76%).
The Company used the following methodology, material assumptions and adjustments to identify the median of the annual total compensation of all its employees and to determine the annual total compensation of the median employee:
•The Company determined that, as of December 31, 2022, its employee population consisted of approximately 9,215 individuals working at Trinity and its consolidated subsidiaries. This population consisted of full-time, part-time, seasonal and temporary employees based on those individuals who were determined to be employees using the Code test.
•As permitted under SEC rules, the Company adjusted the employee population to exclude 18 non-U.S. employees (or less than 1% of the employee population) from the following foreign jurisdiction such that a total of 9,196 individuals were used in determining the median employee: Canada: 18 employees
The Company determined each employee’s base salary and cash performance incentive compensation paid during 2022 as reflected in the Company payroll records. The Company identified its median employee from its adjusted employee population based on this compensation measure.
For the Company's employees in Mexico, amounts were converted from Mexican pesos to U.S. dollars using the 2022 calendar year twelve month average exchange rate.
For 2022, the median employee’s annual total compensation was $13,671 and the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $5,493,340. Based on this information, for 2022 the ratio of the annual total compensation of Ms. Savage to the annual total compensation of the median employee was 402 to 1.
The ratio disclosed above is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. The specific dollar amounts and methodology used to determine the annual total compensation of the identified median employee shown above are different from the actual compensation measure described above that was used to identify the median employee and may not be comparable to the ratio used at other companies. The Company is disclosing this ratio in accordance with SEC requirements.

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PAY VS. PERFORMANCE

Pay vs. Performance Tabular Disclosures
The following table sets forth additional compensation information for our named executive officers, calculated in accordance with SEC rules, for fiscal years 2022, 2021 and 2020.
Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($) (6)	Profit (Loss) Before Tax ($) (7)
					Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)
							(in millions)
2022	$5,493,340	$9,671,481	$1,551,168	$2,204,848	$148	$130	$72.9	$120.0
2021	$5,579,197	$7,221,874	$1,626,717	$1,893,614	$146	$137	$181.8	$88.0
2020	$6,868,081	$8,633,174	$1,112,062	$1,049,060	$124	$114	$(226.2)	$(332.0)
(1)E. Jean Savage served as the Company's principal executive officer ("PEO") for fiscal years 2022 and 2021, and from February 17, 2020 through December 31, 2020. From January 1, 2020 until February 17, 2020, when Ms. Savage was appointed Chief Executive Officer and President, the Company was managed by an interim Office of the Chief Executive Officer comprised of Melendy E. Lovett, Eric R. Marchetto, and Sarah R. Teachout. Accordingly, for fiscal year 2020, the Company's second PEO was Eric R. Marchetto, the third PEO was Melendy E. Lovett, and the fourth PEO was Sarah R. Teachout. Compensation information for the additional PEOs in fiscal year 2020 is included in the tables below.

Trinity's other, non-PEO, named executive officers for fiscal years 2022, 2021, and 2020 were as follows:

2022 - Eric R. Marchetto, Sarah R. Teachout, Gregory B. Mitchell, and Kevin Poet
2021 - Eric R. Marchetto, Sarah R. Teachout, Brian D. Madison, and Kevin Poet
2020 - Brian D. Madison, Gregory B. Mitchell, and Neil J. West
(2)Compensation actually paid ("CAP") as reported in this section is derived from certain adjustments made to the Summary Compensation Table totals. CAP does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as total compensation reported in the applicable fiscal year in the Summary Compensation Table (i) less the aggregate equity compensation reported in the applicable fiscal year in the Summary Compensation Table, (ii) plus any dividends or dividend equivalents paid during the fiscal year, (iii) plus the aggregate change in equity fair value accrued for equity awards outstanding as of fiscal year end, and (iv) plus the aggregate change in equity fair value up to any applicable vesting event for equity awards vesting during the fiscal year. The reconciliations of total compensation as reported in the Summary Compensation Table to CAP for our PEO and other named executive officers are included in the tables below.
(3)Equity compensation fair value is calculated based on assumptions determined in accordance with ASC Topic 718. Grant date fair values for time-based restricted stock units are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of each fiscal year end and as of each respective vesting date. Grant date fair values for performance-based restricted stock units linked to ROE are calculated using the stock price as of the date of grant assuming target performance. Grant date fair values for performance-based restricted stock units linked to relative TSR are determined based on Monte Carlo valuations. Adjustments for performance-based restricted stock units have been made using stock price, Monte Carlo valuation, and performance accrual modifier information, as applicable, as of each fiscal year end and as of each respective vesting date. Grant date fair values for stock options are calculated based on the Black-Scholes option pricing model as of the date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of each respective measurement date. Performance-based awards are recognized as vested in the fiscal year during which the HR Committee formally certifies the applicable performance results and any earned shares are distributed to the applicable executive.

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Pay vs Performance	TABLE OF CONTENTS
(4)Total shareholder return calculated based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.
(5)S&P 600 Machinery index total shareholder return calculated based on an assumed $100 investment as of December 31, 2019 and the reinvestment of any issued dividends.
(6)Reflects net income (loss) as reported in the Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021, and 2020.
(7)The Company has identified Profit Before Tax as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link CAP for the PEO and the other named executive officers in 2022 to the Company’s performance. Profit Before Tax is defined as income (loss) from continuing operations before income taxes and has been adjusted for each fiscal year presented to exclude the impacts of certain gains, losses or other items that are not indicative of our normal business operations as approved by the HR Committee.
As described above, for a portion of fiscal year 2020, the Company was managed by an interim Office of the Chief Executive Officer. The following table sets forth additional compensation information for the members of the interim Office of the Chief Executive Officer for fiscal year 2020:
Pay Versus Performance Table - Compensation Information for Additional Fiscal Year 2020 PEOs

Year	Summary Compensation Table Total for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)	Summary Compensation Table Total for PEO 3 ($)	Compensation Actually Paid to PEO 3 ($)
					Summary Compensation Table Total for PEO 4 ($)	Compensation Actually Paid to PEO 4 ($)

2020	$2,737,806	$2,752,575	$1,596,927	$1,266,677	$1,273,637	$1,091,851
The following table presents the reconciliation of total compensation as reported in the Summary Compensation Table to CAP for our named executive officers, calculated in accordance with SEC rules, for fiscal years 2022, 2021, and 2020:
Reconciliation of Summary Compensation Table totals to CAP

	2022		2021		2020

	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO (1)	Average Non-PEO NEOs

Summary Compensation Table Total Compensation	$5,493,340	$1,551,168	$5,579,197	$1,626,717	$6,868,081	$1,112,062
Less: amounts reported under the "Stock Awards" and "Stock Options" columns in the Summary Compensation Table for the applicable fiscal year	(3,765,420)	(757,355)	(3,613,334)	(733,605)	(5,939,717)	(651,319)
Aggregate change in fair value of equity awards outstanding and unvested as of the applicable fiscal year end	7,919,811	1,477,256	5,256,011	953,765	7,723,810	647,247
Aggregate change in fair value up to any applicable vesting event for equity awards vesting during the applicable fiscal year	(17,250)	(92,139)	—	30,541	(23,209)	(75,409)
Plus: dividends or dividend equivalents paid during the applicable fiscal year	41,000	25,918	—	16,196	4,209	16,479
CAP	$9,671,481	$2,204,848	$7,221,874	$1,893,614	$8,633,174	$1,049,060
(1)The reconciliation shown in this column is for Ms. Savage, who was appointed Chief Executive Officer and President of the Company on February 17, 2020. The reconciliation of Summary Compensation Table compensation to CAP for the members of the interim Office of the Chief Executive Officer is included in the table below.

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Pay vs Performance	TABLE OF CONTENTS
The following table presents the reconciliation of total compensation as reported in the Summary Compensation Table to CAP for the members of the interim Office of the Chief Executive Officer, calculated in accordance with SEC rules, for fiscal year 2020:
Reconciliation of Summary Compensation Table totals to CAP - Additional Fiscal Year 2020 PEOs

	2020 (1)

	PEO 2	PEO 3	PEO 4

Summary Compensation Table Total Compensation	$2,737,806	$1,596,927	$1,273,637
Less: amounts reported under the "Stock Awards" and "Stock Options" columns in the Summary Compensation Table for the applicable fiscal year	(2,050,047)	(957,017)	(732,825)
Aggregate change in fair value of equity awards outstanding and unvested as of the applicable fiscal year end	2,141,903	779,755	610,840
Aggregate change in fair value up to any applicable vesting event for equity awards vesting during the applicable fiscal year	(100,770)	(174,668)	(67,201)
Plus: dividends or dividend equivalents paid during the applicable fiscal year	23,683	21,680	7,400
CAP	$2,752,575	$1,266,677	$1,091,851
(1)From January 1, 2020 until February 17, 2020, when Ms. Savage was appointed Chief Executive Officer and President, the Company was managed by an interim Office of the Chief Executive Officer comprised of Melendy E. Lovett, Eric R. Marchetto, and Sarah R. Teachout. Accordingly, for fiscal year 2020, the Company's second PEO was Eric R. Marchetto, the third PEO was Melendy E. Lovett, and the fourth PEO was Sarah R. Teachout.
Pay-for-Performance Alignment
The HR Committee reviews a variety of Company-wide and individual factors to link CAP with Company and executive performance. The following charts depict the relationship of CAP for the PEO and other named executive officers, calculated in accordance with SEC rules, to 1) the TSR of both the Company ("TRN") and the S&P 600 Machinery Index, 2) Net Income, and 3) Profit Before Tax.

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Pay vs Performance	TABLE OF CONTENTS
* In all three charts above, fiscal year 2020 includes the aggregate CAP for E. Jean Savage (PEO 1), Eric R. Marchetto (PEO 2), Melendy E. Lovett (PEO 3), and Sarah R. Teachout (PEO 4). Since Ms. Savage was the only PEO in fiscal years 2021 and 2022, those years reflect only her CAP.
(1)Net income for 2021 includes an after-tax gain related to the sale of our Highway Products business of $131.4 million. Net loss for 2020 includes the after-tax impact of non-cash asset impairment and pension plan settlement charges of $323.4 million and $116.6 million, respectively, and a net tax benefit of $180.4 million associated with the CARES Act.
(2)Profit Before Tax for fiscal year 2020 includes pre-tax non-cash asset impairment charges totaling $396.4 million.

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Pay vs Performance	TABLE OF CONTENTS
Performance Measures
The following table identifies the three most important financial performance measures used by the HR Committee to link the CAP for our PEO and other named executive officers in 2022 to the Company's performance. Each of these performance measures is described in more detail in the Compensation Discussion and Analysis under the sections “Components of Compensation - 2022 Annual Incentive Compensation Performance Levels and Payouts” and "Components of Compensation - Long Term Incentive Compensation."

Financial Performance Measures
Profit Before Tax
Return On Equity
Cash From Operations

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TRANSACTIONS WITH RELATED PERSONS

The Governance Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Governance Committee, its Chair (as applicable), or the Board (the "Approving Party"), is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of the Company’s directors, executive officers, owners of 5% or more of any class of the Company's voting securities, and any of their respective immediate family members. The policy applies to "Related Person Transactions," which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and, in consultation with the CEO and CFO, will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the appropriate Approving Party for review and consideration. In reviewing Related Person Transactions, the Approving Party shall consider all relevant facts and circumstances available, including, but not limited to the following:
•the benefits to the Company of the Related Person Transaction;
•the impact of a director’s independence if the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder, or executive officer;
•the availability of other sources for comparable products and services;
•the terms of the transaction; and
•the terms available to unrelated third parties or employees generally.
After reviewing such information, the Approving Party may approve the Related Person Transaction if it concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.
Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.
The Company had no such Related Person Transactions in 2022.

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SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table presents the beneficial ownership of the Company’s Common Stock as of March 14, 2023, for (i) each person beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of the Company’s directors and current executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to the stockholder's shares. The business address of each of the Company’s directors and executive officers is c/o Trinity Industries, Inc., 14221 N. Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name	Amount and Nature of Ownership of Common Stock(1)	Percent of Class(2)

Directors
William P. Ainsworth	11,879	*
Robert C. Biesterfeld Jr.	3,609	*
John J. Diez	25,548	*
Leldon E. Echols	111,386	*
Tyrone M. Jordan	12,243	*
Veena M. Lakkundi	3,609	*
S. Todd Maclin	23,048	*
Dunia A. Shive	48,209	*
Named Executive Officers
E. Jean Savage	349,035	*
Eric R. Marchetto	163,425	*
Gregory B. Mitchell	84,845	*
Sarah R. Teachout	46,331	*
Kevin Poet	7,343	*
All Directors and Executive Officers as a Group (14 persons):	943,759	1.2%
Other 5% Owners
BlackRock, Inc.(3)	13,504,726	16.6%
Capital International Investors(4)	11,546,379	14.2%
The Vanguard Group(5)	9,686,105	11.9%
Dimensional Fund Advisors LP(6)	5,983,735	7.4%
Prudential Financial, Inc.(7)	4,537,728	5.6%
*    Less than one percent (1%)
(1)Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that current officers and directors have the right to acquire through restricted stock units held as of March 14, 2023, or within 60

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Security Ownership	TABLE OF CONTENTS
days thereafter, as follows: Diez 15,899; Echols 62,158; Jordan 12,243; Lakkundi 3,609; Shive 48,209; and all current directors and current executive officers as a group 142,118 shares. Additionally, Ms. Savage has the right to acquire 300,000 shares through the exercise of stock options held as of March 14, 2023. Includes shares indirectly held through the Company’s 401(k) Plan as follows: Marchetto 2,721; and all current executive officers as a group 2,721 shares. At March 14, 2023, no directors or executive officers had any shares pledged as security, and it is against the Company's policy for them to do so.
(2)Percentage ownership is based on number of shares of Common Stock outstanding as of March 14, 2023.
(3)BlackRock, Inc. and its affiliates, 55 East 52nd Street, New York, NY 10055, reported to the SEC on an Amendment to Schedule 13G filed January 23, 2023, that they have sole voting power over 13,311,920 shares and sole dispositive power over 13,504,726 shares.
(4)Capital International Investors and its affiliates, 333 South Hope Street, 55th Fl., Los Angeles, CA 90071, reported to the SEC on an Amendment to Schedule 13G filed February 13, 2023, that they have sole voting power over 11,541,910 shares and sole dispositive power over 11,546,379 shares.
(5)The Vanguard Group and its subsidiaries, 100 Vanguard Blvd., Malvern, PA 19355, reported to the SEC on an Amendment to Schedule 13G filed February 9, 2023, that they have shared voting power over 71,654 shares, sole dispositive power over 9,535,932 shares, and shared dispositive power over 150,173 shares.
(6)Dimensional Fund Advisors LP and its subsidiaries, 6300 Bee Cave Road, Building One, Austin, TX 78746, reported to the SEC on an Amendment to Schedule 13G filed February 10, 2023, that they have sole voting power over 5,925,778 shares and sole dispositive power over 5,983,735 shares.
(7)Prudential Financial, Inc. ("Prudential") and its subsidiaries, 751 Broad Street, Newark, NJ 07102-3777, reported to the SEC on a Schedule 13G filed February 13, 2023, that they have sole voting power over 136,391 shares, shared voting power over 4,401,337 shares, sole dispositive power over 136,391 shares, and shared dispositive power over 4,401,337 shares. Jennison Associates LLC ("Jennison"), a subsidiary of Prudential, 466 Lexington Avenue, New York, NY 10017, reported to the SEC on a Schedule 13G filed February 7, 2023, that they have sole voting and shared dispositive power over 4,422,947 shares. The shares reported for Prudential are inclusive of those held by Jennison.

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ADDITIONAL INFORMATION

Stockholder Proposals for the 2024 Proxy Statement
Stockholder proposals to be presented at the 2024 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than November 29, 2023. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.
Director Nominations or Other Business for Presentation at the 2024 Annual Meeting
Under the Bylaws of the Company, a stockholder must follow certain procedures to nominate persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 9, 2024, but no earlier than February 8, 2024, for the 2024 Annual Meeting) to the Corporate Secretary of the Company. If the notice relates to introducing an item of business at the annual meeting of stockholders, it shall contain the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the number of shares of the Company which are beneficially owned by the stockholder; (iv) a description of all arrangements and understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholders and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the notice relates to a nomination for director, it must also set forth the following: (a) the name, age, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of shares of the Company which are beneficially owned by the proposed nominee; (d) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the securities laws; (e) a description of all arrangements or understandings between the nominating stockholder and the proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the nominating stockholder; (f) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee; and (g) any other information relating to the nominating stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors under the securities laws. In addition, the proposed nominee must deliver a written representation or agreement that such person will comply, if elected or re-elected as a director of the Company, with all policies and guidelines applicable to all directors of the Company, including, without limitation, applicable corporate governance, conflict of interest and confidentiality policies and guidelines. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director.

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Additional Information	TABLE OF CONTENTS
The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Corporate Secretary of the Company.
See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Governance Committee for nomination by the Board.
Report on Form 10-K
The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2022 (not including exhibits and documents incorporated by reference), the Proxy Statement for this Annual Meeting, and the annual report and proxy materials for future annual meetings (once available) at your request. Please direct all requests to Jared S. Richardson, Vice President and Secretary, Trinity Industries, Inc., 14221 N. Dallas Parkway, Suite 1100, Dallas, Texas 75254. These materials also are available, free of charge, on the Company's website at www.trin.net or at the website of the SEC at www.sec.gov.
OTHER BUSINESS

Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are properly presented for action at the meeting, it is the intention of the persons named as proxies in the proxy card or electronic voting form to vote in accordance with their judgment on such matters.
By Order of the Board of Directors,

Jared S. Richardson
Vice President and Secretary
March 28, 2023

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APPENDIX A

~~Fourth~~ Fifth Amended and Restated Trinity Industries, Inc. ~~2004~~ Stock Option and Incentive Plan

1.    Purpose of Plan. The ~~Fourth~~Fifth Amended and Restated Trinity Industries, Inc. ~~2004~~ Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof. The Plan amends, restates and replaces the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, originally effective May 1, 2017, as amended (the “Prior Plan”), in its entirety, provided that the terms of the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date of the Plan.
2.    Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:
“Affiliate” — Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.
“Applicable Law” — All legal requirements relating to the administration of equity incentive plans and the issuance and distribution of Shares, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.
“Award” — A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.
“Award Agreement” — A written agreement between a Participant and the Company, which sets out the terms of an Award.
“Board” — The Board of Directors of the Company, as the same may be constituted from time to time.
“Change in Control” – The meaning set forth in Section 18.
“Claim” — Any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
“Code” — The Internal Revenue Code of 1986, as amended from time to time.
“Committee” — The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.
“Company” — Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.

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“Consultant” ~~means any~~— Any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.
“Date of Grant” — The effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
“Disability” — Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. Notwithstanding the foregoing, in the event an Award issued under the Plan is (i) an incentive stock option, then, to the extent required for such Award to qualify as an incentive stock option under Section 422 of the Code, “Disability” shall have the meaning given it under the rules governing incentive stock options, or (ii) subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
“Dividend Equivalent Right” — The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.
“Effective Date” — The effective date of the Plan as set forth in Section 23.
“Exchange Act” — The Securities Exchange Act of 1934, as amended from time to time.
“Executive Officer” — An officer subject to Section 16 of the Exchange Act ~~or a “covered employee” as defined in Section 162(m)(3) of the Code~~.
“Fair Market Value” — Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.
“Incentive Stock Option” — A stock option meeting the requirements of Section 422 of the Code or any successor provision.
“Non-qualified Stock Option” — A stock option other than an Incentive Stock Option.
“Option” or “Stock Option” — An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan.
“Optionee” — A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.
“Original Effective Date” — May 10, 2004.
“Other Awards” — An Award issued pursuant to Section 14 hereof.
~~“Plan” — The Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan set forth herein.~~
“Participant” — Any employee, Consultant, or non-employee director to whom an Award is granted under the Plan.

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“Performance Award” — An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.
“Plan” — The Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan set forth herein.
“Restricted Stock” — Shares awarded or sold to eligible persons pursuant to Section 11 hereof.
“Restricted Stock Units” — Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.
“Retirement” — ~~Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.~~ Retirement shall have the meaning set forth in the applicable Participant’s Award Agreement.
“Share” — A share of the Company’s common stock, par value $0.01 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.
“Stock Appreciation Right” — The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the ~~date~~Date of ~~the grant~~Grant (or other value specified in the agreement granting the Stock Appreciation Right).
3.    Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act ~~who are also “outside directors,” as defined under Section 162(m) of the Code~~, or (ii) to one or more officers of the Company as provided for below in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:
(a)    determine the persons to whom Awards are to be granted;
(b)    determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;
(c)    conclusively interpret the Plan provisions;
(d)    prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

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(e)    rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan;
(f)    specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and
(g)    make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.
As mentioned above, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange~~, and further provided that any decision concerning the granting of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made exclusively by members of the Committee who are at that time “outside directors” as defined under Section 162(m) of the Code~~.
4.    Share Authorization
(a)    Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:
(1)    ~~20,150,000~~22,050,000 Shares (which includes 7,500,000 Shares authorized under the original Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 4,500,000 additional Shares authorized under the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 3,200,000 additional Shares authorized under the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 2,250,000 additional Shares authorized under the Third Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, 2,700,000 additional Shares authorized under the Fourth Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, and 1,900,000 additional Shares authorized pursuant to this Plan); plus
(2)    any Shares subject to outstanding awards as of the Original Effective Date under the prior plans that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).
(b)    Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options~~, Non-qualified Stock Options, and other Awards shall be: (i) 20,150,000 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) 20,150,000 Shares that may be issued pursuant to~~

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~~Awards in the form of Non-qualified Stock Options; and (iii) 20,150,000 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.~~ shall be 22,050,000 Shares.
(c)    Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a ~~participant~~Participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares covered by an Award that is settled in cash shall be available for Awards under the Plan. On and after the Effective Date, any Shares otherwise deliverable pursuant to an Award of (x) Options that are withheld upon exercise of such Options for the purpose of paying the purchase price or tax withholding, or (y) stock-settled Stock Appreciation Rights that are withheld for the purpose of tax withholding, shall be treated as delivered to the ~~participant~~Participant and shall be counted against the maximum number of Shares that may be issued under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, and Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.
~~(d) The maximum aggregate number of Shares that may be granted pursuant to any Option, Stock Appreciation Right or performance-based Award (or any combination of the foregoing) in any one calendar year to any one Executive Officer shall be 750,000 (the “Annual Performance Stock Award Limit”).~~
5.    Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.
6.    Grant of Stock Options. The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not (i) reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof, (ii) conduct a cash buyout of any underwater Stock Options, (iii) replace an underwater Stock Option with another Award, or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.

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The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.
The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the ~~date~~Date of ~~the grant~~Grant.
The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years from the date of its grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.
Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.
Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.
7.    Limitations on Grant of Incentive Stock Options.
(a)    Incentive Stock Options shall not be granted to a non-employee director or Consultant, or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the ~~date~~Date of ~~grant~~Grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. Incentive Stock Options may only be granted to an employee of the Company or any Affiliate that is a corporation. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.
(b)    Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (i) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (ii) the term of the option shall not exceed five (5) years.
8.    Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of

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a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.
9.    Exercise of Stock Options.
(a)    Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:
(i)    in cash (including check, bank draft, or money order); or
(ii)    by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;
(iii)    by a combination of cash and Shares; or
(iv)    by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.
(b)    An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.
10.    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference

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between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the ~~date~~Date of ~~the grant~~Grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.
The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Appreciation Right granted hereunder.
The Committee may not (i) reprice an underwater Stock Appreciation Right by canceling and regranting a new Stock Appreciation Right; (ii) conduct a cash buyout of any underwater Stock Appreciation Right, (iii) replace an underwater Stock Appreciation Right with another Award; or (iv) take any other action that would be treated as a repricing under generally accepted accounting principles.
11.    Restricted Stock.
(a)    Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by ~~applicable law~~Applicable Law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the ~~participant~~Participant to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares or the right to receive dividends; provided that, if the right to receive dividends is awarded, then (i) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the ~~participant’s~~Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (ii) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such ~~participant~~Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share (i.e., upon vesting) and, if such share is forfeited, the ~~participant~~Participant shall have no right to such dividends. Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.
(b)    Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the

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restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.
12.    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.
13.    Performance Awards.
(a)    The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period~~, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof~~.
(b)    Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section 16 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee. No dividends may be paid, or Dividend Equivalent Right granted, with respect to any unvested Performance Award.
14.    Other Awards. The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares), for such minimum consideration as may be required by ~~applicable law~~Applicable Law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the ~~participant~~Participant).

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15.    Dividend Equivalent Rights.
(a)    The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Rights may be granted with respect to any Options or Stock Appreciation Rights. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Notwithstanding the foregoing, any Dividend Equivalent Rights granted as a component of an Award of Restricted Stock Units may not provide for the settlement of such Dividend Equivalent Rights prior to the date the underlying Restricted Stock Units become vested. The Committee, in its sole discretion and the time of grant of the Award, may provide for interest to be credited on the amount of the unpaid dividend equivalents at a rate and subject to such terms as determined by the Committee. Further, unless granted in compliance with Section 409A of the Code, any Dividend Equivalent Rights granted as a component of an Award of Restricted Stock Units shall be settled when the underlying Restricted Stock Units become vested. If the underlying Restricted Stock Unit is forfeited, the ~~participant~~Participant shall have no right to the dividend equivalents related to such Restricted Stock Unit and shall forfeit such Dividend Equivalent Right as well.
(b)    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
16.    Performance Goals.
~~(a)~~ Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals ~~within the meaning of Section 162(m) of the Code~~ relating to one or more of the following business criteria or such other criteria as determined by the Committee in its sole discretion: book value; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings (either in aggregate or on a per-share basis); earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization; economic value added; expenses/costs; gross or net income; gross or net operating margins; gross or net operating profits; gross or net revenues/sales; inventory turns; margins; market share; operating efficiency; operating income; operational performance measures; pre-tax income; productivity ratios and measures; profitability ratios; return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues); share price (including, but not limited to, growth in share price and total shareholder return); transactions relating to acquisitions or divestitures; or working capital (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) unusual or infrequently occurring, or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a

Trinity Industries, Inc.	A-10	2023 Proxy Statement

Appendix A - Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.
~~(b) For any Performance Awards or Other Awards that are denominated in cash, such that the Annual Performance Stock Award Limit in Section 4(d) is not an effective limitation for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $10,000,000.~~
17.    Non-Employee Directors. ~~Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be 1,200,000 Shares, and no non-employee director may receive Awards subject to more than 40,000 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.~~ A non-employee director may not be granted Awards that exceed in the aggregate $500,000 in Fair Market Value (determined as of the Date of Grant of the Award) in any calendar year, plus an additional $250,000 in Fair Market Value (determined as of the Date of Grant) for one-time awards to a newly appointed or elected non-employee director.
18.    Change in Control. Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in ~~the agreement evidencing the grant of the Award~~Award Agreement, upon a Change in Control, the Committee shall have the discretion to cause acceleration of vesting, lapse of restrictions, achievement of performance conditions, or conversion of awards and payout, as they apply to outstanding Awards, to the extent compliant with Section 409A of the Code and solely to the extent the Awards are not assumed by the acquiror or resulting corporation in the Change in Control. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.
(a)    A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger

Trinity Industries, Inc.	A-11	2023 Proxy Statement

Appendix A - Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(b)    Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.
(c)    Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of vested Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per vested Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any

Trinity Industries, Inc.	A-12	2023 Proxy Statement

Appendix A - Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.
19.    Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.
20.    Adjustments Upon Changes in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction affects the fair value of an Award, the Committee, in its sole discretion, shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, ~~the Annual Performance Stock Award Limit,~~ limits on non-employee director Awards under Section 17, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
Subject to the provisions of Section 21, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.
21.    Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any Change in Control, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation,

Trinity Industries, Inc.	A-13	2023 Proxy Statement

Appendix A - Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:
(a)    giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or
(b)    paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options would not otherwise be vested and exercisable. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
(c)    An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.
22.    Limitation on Vesting of Certain Awards.
(a)    Notwithstanding any other provisions of the Plan to the contrary, but subject to Sections 20 and 21 of the Plan and except as provided in Section 22(b), Awards payable in the form of Shares shall be subject to the minimum vesting provisions set forth in this Section 22(a); provided however, that such Awards may vest on an accelerated basis, regardless of the minimum vesting provisions, in the event of a ~~participant’s~~Participant’s death, Disability, or Retirement, or in the event of a termination of the Participant’s employment or services in connection with a Change in Control (or in the event the Awards are not assumed by the acquiror or resulting corporation in the Change in Control). All such Awards shall have a minimum vesting period of no less than one ~~(1)~~ year~~;~~, provided that, with respect to ~~grants of~~ Awards made on ~~or around~~ the date of an ~~annual stockholders meeting~~Annual Stockholders Meeting to non-employee directors, ~~such~~the one ~~(1)~~ year vesting period required by this Section 22(a) shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the ~~date~~Date of ~~grant~~Grant or the first ~~annual stockholders meeting~~Annual Shareholders Meeting following the ~~date~~Date of ~~grant (but~~Grant (provided that it is not less than ~~fifty (~~50~~)~~ weeks following the ~~date~~Date of ~~grant). If the vesting of such an Award granted to an employee or a Consultant is not subject to performance conditions, such Award shall have a minimum vesting period of no less than three years, with periodic vesting over such period, provided that, the first vesting date shall occur no earlier than the first anniversary of the date such Award is granted.~~Grant).
(b)    The provisions of Section 22(a) notwithstanding, up to five percent (5%) of the Shares authorized under the Plan may be granted as Awards without meeting the minimum vesting requirements set out in Section 22(a).

Trinity Industries, Inc.	A-14	2023 Proxy Statement

Appendix A - Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
23.    Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders (“Effective Date”).
24.    Amendment of the Plan. All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (a) no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards granted under the Plan to continue to comply with Sections ~~162(m),~~ 421~~,~~ and 422 of the Code, including any successors to such Sections, or other ~~applicable law~~Applicable Law, shall be effective without stockholder approval; (b) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder; and (c) no increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.
25.    Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted by May ~~1, 2027~~8, 2033.
26.    No Employment Rights. Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.
27.    Tax Withholding and 83(b) Election.
(a)    The amount, as determined by the Committee, of the minimum required statutory federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (i) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (ii) in the case of Awards payable in cash, through retention by the Company of cash equal to the amount of such withholding obligation; or (iii) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of such withholding obligation (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method. Notwithstanding anything else in the Plan or Award to the contrary, any recipient of an Award under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation under this Section 27 by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.
(b)    Unless otherwise expressly provided in the Award, if a holder is granted an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is granted to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the ~~date~~Date of ~~grant~~Grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on

Trinity Industries, Inc.	A-15	2023 Proxy Statement

Appendix A - Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan	TABLE OF CONTENTS
audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay to the Company the minimum required statutory federal, state, or local tax required to be withheld by the Company.
28.    Indemnification. ~~Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.~~No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Affiliate of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Affiliate of the Company arising out of this Plan.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Trinity Industries, Inc.	A-16	2023 Proxy Statement

APPENDIX B

Reconciliations of Non-GAAP Measures (unaudited)
Adjusted Operating Results
The Compensation Discussion and Analysis section supplements the presentation of the Company's reported GAAP diluted income (loss) from continuing operations per common share with non-GAAP measures that adjust the GAAP measures to exclude the impact of gains on dispositions of other property, restructuring activities, interest expense, net, the income tax effects of the CARES Act, and certain other transactions or events (as applicable). These non-GAAP measures are derived from amounts included in our GAAP financial statements and are reconciled to the most directly comparable GAAP financial measures in the table below. Management believes that these measures are useful to both management and investors for analyzing the performance of our business without the impact of certain items that are not indicative of our normal business operations. Non-GAAP measures should not be considered in isolation or as a substitute for our reporting results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Year Ended December 31, 2022
	GAAP	Gains on dispositions of property - other(1)(2)	Restructuring activities, net(1)	Interest expense, net (1)(3)	Income tax effect of CARES Act	Adjusted
	(in millions, except per share amounts)
Net income (loss) attributable to Trinity Industries, Inc.	$86.1	$(5.6)	$0.7	$(1.1)	$(0.6)	$79.5
Diluted weighted average shares outstanding	84.2					84.2
Diluted income (loss) from continuing operations per common share	$1.02					$0.94
(1)The effective tax rate for gains on dispositions of other property, restructuring activities, interest expense, net, is before consideration of the CARES Act.
(2)Represents insurance recoveries in excess of net book value received for assets damaged by a tornado at the Company’s rail maintenance facility in Cartersville, Georgia in the first quarter of 2021.
(3)Represents interest income accretion related to a seller-financing agreement associated with the sale of certain non-operating assets.

Trinity Industries, Inc.	B-1	2023 Proxy Statement

Appendix B - Reconciliations of Non-GAAP Measures	TABLE OF CONTENTS
Adjusted Free Cash Flow
Adjusted Free Cash Flow After Investments and Dividends ("Adjusted Free Cash Flow") is a non-GAAP financial measure and is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus cash proceeds from lease portfolio sales, less capital expenditures for manufacturing, dividends paid, and Equity CapEx for leased railcars. Equity CapEx for leased railcars is defined as leasing capital expenditures, adjusted to exclude net proceeds from (repayments of) debt. We believe Adjusted Free Cash Flow is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. Adjusted Free Cash Flow is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table.

Year Ended December 31, 2022
(in millions)

Net cash provided by operating activities – continuing operations	$9.2
Proceeds from lease portfolio sales	750.7
Capital expenditures – manufacturing and other	(38.0)
Dividends paid to common stockholders	(76.9)
Equity CapEx for leased railcars	(506.7)
Adjusted Free Cash Flow After Investments and Dividends	$138.3
Capital expenditures – leasing	$928.8
Less:
Payments to retire debt	(1,578.5)
Proceeds from the issuance of debt	2,000.6
Net proceeds from (repayments of) debt	422.1
Equity CapEx for leased railcars	$506.7

Trinity Industries, Inc.	B-2	2023 Proxy Statement

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TRINITY INDUSTRIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. William P. Ainsworth	☐	☐	☐
1b. Robert C. Biesterfeld Jr.	☐	☐	☐
1c. John J. Diez	☐	☐	☐
1d. Leldon E. Echols	☐	☐	☐
1e. Veena M. Lakkundi	☐	☐	☐
1f. S. Todd Maclin	☐	☐	☐
1g. E. Jean Savage	☐	☐	☐
1h. Dunia A. Shive	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and 1 YEAR on proposal 4.

	For	Against	Abstain
2. Approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote to approve the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Any other matters that may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com.

D99153-P87536

TRINITY INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - May 8, 2023

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the Internet at WWW.PROXYVOTE.COM. Have your proxy card in hand and follow the instructions.

The undersigned hereby appoints E. Jean Savage, Leldon E. Echols and Jared S. Richardson and each of them with full power of substitution, attorneys, agents and proxies ("agents") of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at 30283 220th Street, Shell Rock, Iowa 50670, on Monday, May 8, 2023 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side